                                                                   EXHIBIT 10.16



                                  $146,000,000


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of June 25, 2003

                                      Among

                         BOCA RESORTS HOTEL CORPORATION,

                                  as BORROWER,

                        THE INITIAL LENDERS NAMED HEREIN,


                          DEUTSCHE BANK SECURITIES INC.

                 as SOLE BOOK RUNNING MANAGER and LEAD ARRANGER,


                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                as INITIAL ISSUING BANK AND ADMINISTRATIVE AGENT,

                               FLEET NATIONAL BANK

                              as SYNDICATION AGENT,

                                       and

                            THE BANK OF NOVA SCOTIA,
                                 NEW YORK AGENCY

                             as DOCUMENTATION AGENT

                          T A B L E   O F   C O N T E N T S



                                                                                                               Page
                                                                                                               ----
                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.  Certain Defined Terms..............................................................................1
SECTION 1.02.  Computation of Time Periods; Other Definitional Provisions........................................22
SECTION 1.03.  Accounting Terms..................................................................................22

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.02.  Making the Advances...............................................................................22
SECTION 2.02(A).  Issuance of and Drawings and Reimbursement Under Letters of Credit.............................24
SECTION 2.03   ..................................................................................................25
SECTION 2.04.  Termination or Reduction of the Commitments.......................................................26
SECTION 2.05.  Prepayments.......................................................................................26
SECTION 2.06.  Interest..........................................................................................27
SECTION 2.07.  Fees..............................................................................................27
SECTION 2.08.  Conversion of Advances............................................................................28
SECTION 2.10.  Payments and Computations.........................................................................30
SECTION 2.11.  Taxes.............................................................................................31
SECTION 2.12.  Sharing of Payments, Etc..........................................................................33
SECTION 2.13.  Use of Proceeds...................................................................................33
SECTION 2.14.  Evidence of Debt..................................................................................33
SECTION 2.15.  Cash Management...................................................................................34
SECTION 2.16.  Reallocation of Pro Rata Shares...................................................................35
SECTION 2.17.  Amended and Restated Promissory Note Legend.......................................................35

                                   ARTICLE III
                              CONDITIONS OF LENDING

SECTION 3.01.  Conditions Precedent to Closing Date..............................................................35
SECTION 3.02.  Conditions Precedent to Each Borrowing and Issuance...............................................39
SECTION 3.03.  Determinations Under Section 3.01.................................................................40

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower....................................................40

                                    ARTICLE V
                                    COVENANTS

SECTION 5.01.  Affirmative Covenants.............................................................................48
SECTION 5.02.  Negative Covenants................................................................................52
SECTION 5.03.  Borrower Reporting Requirements...................................................................58
SECTION 5.04.  Parent Guarantor Reporting Requirements...........................................................61
SECTION 5.05.  Parent Guarantor Covenants........................................................................62




                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.................................................................................63
SECTION 6.02  Actions in Respect of the Letters of Credit upon Default...........................................65

                                   ARTICLE VII
                                   THE AGENTS

SECTION 7.01.  Authorization and Action..........................................................................66
SECTION 7.02.  Administrative Agent's, Lead Arranger's, Syndication Agent's and Documentation Agent's
                      Reliance, Etc..............................................................................66
SECTION 7.03.  DBTCA, DBSI, Fleet, ScotiaBank and Affiliates.....................................................67
SECTION 7.04.  Lender Party Credit Decision......................................................................67
SECTION 7.05.  Indemnification...................................................................................67
SECTION 7.06.  Successor Administrative Agents...................................................................68
SECTION 7.07.  Lead Arranger, Syndication Agent and Documentation Agent..........................................69
SECTION 7.08.  Collateral Documents; Secured Party Action........................................................69
SECTION 7.09.  Certain Actions after an Event of Default.........................................................70

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01.  Amendments, Etc...................................................................................70
SECTION 8.02.  Notices, Etc......................................................................................71
SECTION 8.03.  No Waiver; Remedies...............................................................................71
SECTION 8.04.  Costs and Expenses................................................................................71
SECTION 8.05.  Right of Set-off..................................................................................74
SECTION 8.06.  Binding Effect....................................................................................74
SECTION 8.07.  Assignments and Participations....................................................................75
SECTION 8.08.  Execution in Counterparts.........................................................................77
SECTION 8.09.  Jurisdiction, Etc.................................................................................77
SECTION 8.10.  Governing Law.....................................................................................77
SECTION 8.11.  Waiver of Jury Trial..............................................................................77

                                   ARTICLE IX
                           L/C CASH COLLATERAL ACCOUNT

SECTION 9.01.  Cash Collateral Account...........................................................................78


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, this "AGREEMENT") dated as of June 25, 2003 among BOCA RESORTS HOTEL CORPORATION (formerly known as Florida Panthers Hotel Corporation), a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the "INITIAL LENDERS"), DEUTSCHE BANK SECURITIES INC. (formerly known as Deutsche Banc Alex. Brown) ("DBSI"), as sole book running manager and sole lead arranger (the "LEAD ARRANGER"), FLEET NATIONAL BANK ("Fleet"), as syndication agent (the "SYNDICATION AGENT"), THE BANK OF NOVA SCOTIA, NEW YORK AGENCY ("ScotiaBank"), as documentation agent (the "DOCUMENTATION AGENT"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company) ("DBTCA"), as the initial issuer of Letters of Credit (as hereinafter defined) (in such capacity, the "INITIAL ISSUING BANK") and as administrative agent (in such capacity, together with any successors appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined).

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower is a wholly owned Subsidiary (as defined herein) of Boca Resorts, Inc., a Delaware corporation (the "PARENT GUARANTOR"), and the indirect owner of all of the Borrowing Base Properties (as hereinafter defined).

                  (2) Pursuant to that certain Credit Agreement dated as of April 21, 1999 ((i) as amended by that certain Waiver, Consent and Acknowledgment dated as of November 15, 1999, and effective as of June 30, 1999, and that certain First Amendment to Credit Agreement dated as of July 31, 2000, and (i) as amended and restated pursuant to that certain Amended and Restated Credit Agreement dated as of November 21, 2001, collectively, the "EXISTING AGREEMENT") among the Borrower, the guarantors party thereto, the lenders described therein, Fleet National Bank, as syndication agent, and DBTCA, as administrative agent, such lenders extended certain commitments to make a certain credit facility available to the Borrower.

                  (3) The Borrower, the Administrative Agent, the Lead Arranger, the Syndication Agent, the Documentation Agent, the lenders party to the Existing Agreement desire to amend and restate the Existing Agreement to extend the Termination Date (as defined therein) of the credit facility provided thereunder and to make certain other amendments to the Existing Agreement, all upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Agreement to read in its entirety as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADJUSTED EBITDA" means, with respect to any Person, for any Rolling Period and at any date of determination, the sum of EBITDA for such Person for such Rolling Period, PLUS the increase or MINUS the decrease in the amount of deferred Premier Club membership fees reflected as a component of deferred revenue on the balance sheet of such Person at the beginning and end of such Rolling Period PLUS the decrease or MINUS the increase in Premier Club notes receivable reflected on such balance sheet (without taking into account any write-offs related to such amounts) LESS all expenses during such Rolling Period in connection with such Premier Club operations (which were not otherwise included in computing net income for such Rolling Period).

                  "ADVANCE" means a Revolving Credit Advance or a Letter of Credit Advance.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the Preamble to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 021 001 033, for further credit to Account No. 99 401268, Commercial Loan Division, or such other account maintained by the Administrative Agent and designated by the Administrative Agent in a written notice to the Lender Parties and the Borrower.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if
(i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the respective counterparty to such Hedge Agreement was the sole party determining such payment amount (with the respective counterparty to such Hedge Agreement making such determination pursuant to the provisions of the form of Master Agreement (as defined herein); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which value will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the respective counterparty to such Hedge Agreement based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which value will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the respective counterparty to such Hedge Agreement as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above-described Master Agreement.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "APPLICABLE MARGIN" means, for Base Rate Borrowings, 1% per annum, and, for Eurodollar Rate Borrowings, 3% per annum.

                  "APPRAISED VALUE" means the fair market value of the Borrowing Base Properties at the time of any determination by the Administrative Agent of the Borrowing Base Amount, based on the most recent appraisals obtained by the Administrative Agent and as provided herein, for each of the Borrowing Base Properties.

                  "APPROVED FUND" means, with respect to any Lender Party that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender Party or by an Affiliate of such investment advisor.

                  "ASSIGNED RIGHTS AND OBLIGATIONS" has the meaning set forth in
Section 2.16.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of EXHIBIT C hereto.

                  "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "BAHIA MAR" means the 296-room resort, hotel and related improvements, facilities and assets, including, without limitation, the Mortgaged Property (as defined in the Bahia Mar Mortgage), situated on that certain real property located in Broward County, Florida, as more fully described in the Bahia Mar Mortgage, and commonly known as the Bahia Mar Hotel.

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by DBTCA in New York, New York, from time to time, as its prime lending rate (the "PRIME LENDING RATE") (the Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer; DBTCA may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate); and

                  (b) 1/2 of 1% per annum above the Federal Funds Rate.

                  "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.06(a)(i).

                  "BLOCKED ACCOUNT AGREEMENT" means the Blocked Account Agreement dated as of April 21, 1999 among the Borrower, FPH, certain Subsidiary Guarantors, the Administrative Agent and Bank of America, N.A. (formerly known as NationsBank, N.A.).

                  "BOOK NET WORTH" shall be calculated in accordance with GAAP.

                  "BORROWER" has the meaning specified in the Preamble to this Agreement.

                  "BORROWER'S ACCOUNT" means such account of the Borrower as the Borrower and the Administrative Agent may from time to time designate as the "Borrower's Account".

                  "BORROWING" means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders.

                  "BORROWING BASE AMOUNT" means, as of any date of determination, an amount determined by the Administrative Agent as the lesser of
(a) an amount which is equal to the combined fair market value of the Borrowing Base Properties, in each case based on the most recent Appraised Value, MULTIPLIED by the "Aggregate Loan to Value Ratio" set forth in the first row of the table below; (b) an amount which is equal to the Reserve Adjusted EBITDA determined on a combined basis for the Operating Subsidiaries for the Rolling Period ending on or immediately prior to such date of determination, DIVIDED BY the Debt Service Rate DIVIDED BY the "Debt Service Coverage Ratio" set forth in the second row of the table below; and (c) an amount which is equal to the Reserve Adjusted EBITDA for such Rolling Period, MULTIPLIED BY the "Reserve Adjusted EBITDA factor" set forth in the third row of the table below.



                                           After First
                                           Transfer of                          After Second
                       Existing           Borrowing Base     After Transfer     Transfer of
                     Borrowing Base      Property (Other     of Registry if    Borrowing Base
                       Properties         than Registry)     First Transfer       Property
                     --------------      ----------------    --------------    --------------
Aggregate Loan to          50%                50%                45%                40%
   Value Ratio

  Debt Service            1.75                1.75               1.85              2.00
 Coverage Ratio

Reserve Adjusted          4.90                4.90               4.50              4.00
  EBITDA factor


                  "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of EXHIBIT G hereto, duly certified by the Chief Financial Officer or Chief Accounting Officer of the Borrower.

                  "BORROWING BASE PROPERTIES" means, subject to the provisions of Section 5.02(e)(iii), the following four properties: Bahia Mar, Pier 66, Registry and Edgewater; PROVIDED, HOWEVER, that to the extent any of the Borrowing Base Properties are sold pursuant to Section 5.02(e)(iii), such property shall no longer be considered a Borrowing Base Property.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CAPITAL EXPENDITURES" means, for any Person as of any date of determination, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person PLUS (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Leases only to the extent of the gross amount of such purchase price LESS the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "CASH EQUIVALENTS" means any of the following, to the extent owned by the Operating Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days (except, with respect to clause (a) below, not greater than one year and, with respect to clauses (b) and (c) below, not greater than 90 days) from the date of acquisition thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States; (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1 billion; (c) commercial paper in an aggregate amount of not more than $250,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above; or (e) money market or mutual funds that invest solely in Cash Equivalents of the types described in clauses
(a), (b) and (c) above.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor and its Restricted Subsidiaries (as defined in the Indenture), taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to H. Wayne Huizenga (the "PRINCIPAL"), 80% (or more) owned Subsidiary, or any immediate family member of the Principal (the "RELATED PARTIES"); (b) the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than the Principal and his Related Parties becomes the beneficial owner, directly or indirectly, of Voting Stock (as defined in the Indenture) of the Parent Guarantor with the power to vote 50% or more of the total votes entitled to be cast on any matter submitted to a vote of shareholders; (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Parent Guarantor (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Parent Guarantor, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent Guarantor then in office; or (e) the Parent Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Guarantor or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent Guarantor outstanding immediately prior to such transaction is converted into or exchanged for Voting

Stock, other than Disqualified Stock (as defined in the Indenture), of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and no Person other than the Principal and his Related Parties, becomes the beneficial owner, directly or indirectly, of Voting Stock of such Person with the power to vote 50% or more of the total votes entitled to be cast on any matter submitted to a vote of shareholders.

                  "CLOSING DATE" means June 25, 2003.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Lender Parties.

                  "COLLATERAL DOCUMENTS" means the Security Agreements, the Mortgages, the Environmental Indemnity Agreement, this Agreement (to the extent of Article IX hereof) and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Lender Parties.

                  "COMMITMENT" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "CONSOLIDATED" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
Section 2.08 or 2.09.

                  "DBSI" has the meaning specified in the Preamble to this Agreement.

                  "DBTCA" has the meaning specified in the Preamble to this Agreement.

                  "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations, contingent or otherwise, of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations, contingent or otherwise, of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations, contingent or otherwise, of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations, contingent or otherwise, of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                  "DEBT SERVICE RATE" means, as of any date of determination, the greatest of (i) the average weighted interest rate applicable to Advances at such date; (ii) 9% and (iii) debt service constant on a 25-year fully amortizing note secured by a mortgage bearing interest at the 7-year U.S. Treasury obligation rate effective on such date based on the rate quoted for the 7-year U.S. Treasury obligation interpolated "ICUR 7" on the Bloomberg service (or any successor thereto) plus 3.25%, which rate as determined at the Administrative Agent's reasonable discretion shall be conclusive and binding for all purposes, absent manifest error.

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(d) as of such time.

                  "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Issuing Bank pursuant to Section 2.02(A)(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section
2.12 to purchase any participation in Advances owing to such other Lender Party and (d) the Administrative Agent or the Issuing Bank pursuant to Section 7.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein.

                  "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on SCHEDULE I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "DOMESTIC SUBSIDIARY" of any Person means any Subsidiary other than a Foreign Subsidiary.

                  "EBITDA" means, with respect to any Person, for any Rolling Period and as of any date of determination, net income PLUS (a) an amount equal to any extraordinary loss PLUS any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing net income, PLUS (b) the provision for taxes based on income or profits of such Person for such Rolling Period, to the extent such provision for taxes was included in computing net income, PLUS (c) Interest Expense of such Person for such Rolling Period to the extent such expense was deducted in computing net income, PLUS (d) depreciation and amortization expense for such Rolling Period to the extent such expense was deducted in computing net income less (e) an amount equal to any extraordinary gain PLUS any net gain realized in connection with an asset sale; PROVIDED that if any asset has been (X) purchased subsequent to the commencement of such Rolling Period, EBITDA for the period beginning on the first day of such Rolling Period shall be increased by the amount of EBITDA for such Rolling Period associated with such asset purchased, and (Y) sold subsequent to the commencement of such Rolling Period, EBITDA for the period beginning on the first day of such Rolling Period shall be reduced by the amount of EBITDA associated with such asset sold.

                  "EDGEWATER" means the 126-room resort and hotel and related improvements, facilities and assets, including, without limitation, the Mortgaged Property (as defined in the Edgewater Mortgage), situated on that certain real property located in Collier County, Florida, as more fully described in the Edgewater Mortgage, and commonly known as the Edgewater Hotel.

                  "ELIGIBLE ASSIGNEE" means (a) with respect to the Revolving Credit Facility, (i) any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or any "accredited investor" (as defined in
Section 2(15) of the Securities Act); (ii) a Lender Party; (iii) an Affiliate of a Lender Party; (iv) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $400,000,000; (v) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $400,000,000; (vi) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its general arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States and (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iv) or (vi) of clause (a) of this definition (or any Affiliate of any such Person) and is approved by the Administrative Agent; PROVIDED, HOWEVER, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, written claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on SCHEDULE I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum (rounded upward to the next whole multiple of 1/16th of 1%) posted by each of the principal London offices of banks posting rates as displayed on the Dow Jones Markets screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. Dollars, at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in an amount substantially equal to DBTCA's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by
(b) a percentage equal to 100% MINUS the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.06(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest" rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCHANGE ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended and as the same may be further amended, or any comparable successor Applicable Law.

                  "EXISTING AGREEMENT" has the meaning specified in the Preliminary Statements to this Agreement.

                  "FACILITY" means the Revolving Credit Facility and the Letter of Credit Facility.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "FEE LETTER" means each agreement entered into between the Parent Guarantor and each of the Administrative Agent and Lead Arranger or their affiliates with respect to the payment of fees or other amounts relating to the Facility.

                  "FF&E" means fixtures, furnishings and equipment at the Borrowing Base Properties.

                  "FF&E RESERVE" means, for any Rolling Period, on a Consolidated basis for the Borrowing Base Properties, a reserve maintained in accordance with Section 5.01(h) by each Operating Subsidiary while any Commitment hereunder shall exist to fund replacements of fixtures, furnishings and equipment at the applicable Borrowing Base Property.

                  "FF&E RESERVE ACCOUNT" has the meaning specified in Section 2.15.

                  "FISCAL YEAR" means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries ending on June 30 in any calendar year, as it may be changed to the extent permitted by Section 5.02(i)(B).

                  "FIXED CHARGE COVERAGE RATIO" means, with respect to the Parent Guarantor, for any Rolling Period and as of any date of determination, the ratio of (a) Adjusted EBITDA for such Rolling Period to (b) the sum of (i) Interest Expense for such Rolling Period, (ii) regularly scheduled principal payments of Total Funded Debt made during such Rolling Period, and (iii) any cash dividends, whether common or preferred, paid during such Rolling Period.

                  "FLEET" has the meaning specified in the Preamble to this Agreement.

                  "FOREIGN SUBSIDIARY" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

                  "FPH" means FPH Management, Inc., a Florida corporation.

                  "FRANCHISE AGREEMENTS" means the License Agreement dated as of June 28, 1994 between Radisson Hotels International, Inc., as Licensor, and the Manager, as Licensee, and the Hyatt Hotel Franchise Agreement dated November 14, 1994 between Hyatt Franchise Corporation, as Franchisor, and the Manager, as Franchisee, as applicable.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GUARANTIES" means the Parent Guaranty and the Subsidiary Guaranty.

                  "GUARANTORS" means the Parent Guarantor and the Subsidiary Guarantors.

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                  "HOTEL ACCOUNT" has the meaning specified in Section 2.15.

                  "HOTEL ACCOUNT BANK" has the meaning specified in Section
2.15.

                  "INDEMNIFIED COSTS" has the meaning specified in Section 7.05(a).

                  "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

                  "INDENTURE" means the Indenture dated as of April 21, 1999 among the Parent Guarantor, the guarantors thereunder and The Bank of New York, as Trustee, as amended by the Supplemental Indentures.

                  "INITIAL ISSUING BANK" has the meaning specified in the Preamble to this Agreement.

                  "INITIAL LENDERS" has the meaning specified in the Preamble to this Agreement.

                  "INSOLVENCY PROCEEDING" means, with respect to any Person, any bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, receivership, moratorium or similar action, proceeding or arrangement with respect to such Person under any applicable bankruptcy, insolvency or similar law or regulation.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INTANGIBLE TAX RESERVE" has the meaning set forth in Section 4.01(o).

                  "INTEREST EXPENSE" means, with respect to any Person, for any Rolling Period and as of any date of determination, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent such expense was deducted in computing net income (including amortization or original issue discount, non-cash interest payments, the interest component of Capital Leases, but excluding amortization of deferred financing fees), and (b) interest for which such Person is liable pursuant to any Debt, including any Subsidiary of such Person, in each case calculated for such Person.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. Subject to Sections 2.08 and 2.09 hereof, the duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                  (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under the Facility that ends after the Termination Date;

                  (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

                  "ISSUING BANK" means the Initial Issuing Bank and any other Lender approved as an Issuing Bank by the Administrative Agent and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as each Lender or Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "L/C ACCOUNT COLLATERAL" has the meaning specified in Section 9.01(a).

                  "L/C CASH COLLATERAL ACCOUNT" means an account of the Borrower maintained with the Administrative Agent, at its office in New York, New York, in the name of the Administrative Agent (for the ratable benefit of the Secured Parties) and under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

                  "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.03(b)(ii).

                  "LEAD ARRANGER" has the meaning specified in the Preamble to this Agreement.

                  "LENDER PARTY" means any Lender or the Issuing Bank.

                  "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person shall be a party to this Agreement.

                  "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.02(A)(c).

                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
Section 2.02(A)(a).

                  "LETTER OF CREDIT COMMITMENT" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on SCHEDULE I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced or terminated at or prior to such time pursuant to Section 2.04 or 6.01, respectively.

                  "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Bank's Letter of Credit Commitment at such time and (b) $15,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.04.

                  "LETTERS OF CREDIT" has the meaning specified in Section 2.01(b).

                  "LETTER OF CREDIT REQUEST" has the meaning specified in
Section 2.02(A)(a).

                  "LEVERAGE RATIO" means, with respect to the Parent Guarantor, as of any date of determination, the ratio of (a) Total Funded Debt at such date to (b) Adjusted EBITDA for the Rolling Period ending on or immediately prior to such date.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on, or defect in, title to real property.

                  "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes,
(iii) the Collateral Documents, (iv) the Guaranties, (v) each Letter of Credit Agreement, (vi) the Fee Letter, and (vii) any other agreement, document or instrument issued by the Borrower or any Guarantor evidencing, securing or guarantying the foregoing or the Facility (or any portion thereof), and in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

                  "LOAN PARTIES" means the Borrower and the Guarantors.

                  "LOCKBOX" shall have the meaning specified in Section 2.15.

                  "LOCKBOX ACCOUNT" shall have the meaning specified in Section 2.15.

                  "MANAGEMENT CONTRACTS" means the Hotel Management Agreement dated March 4, 1997 between Rahn Bahia Mar, Ltd., as Owner, and Rahn Bahia Mar Mgmt. Inc., as Manager, the Hotel Management Agreement dated as of March 4, 1997 between 2301 SE 17th St., Ltd., as Owner, and Rahn Pier Mgt., Inc., as Manager, as applicable and each of the Hotel Management Agreements with respect to the Edgewater and the Registry in form and substance acceptable to the Administrative Agent.

                  "MANAGERS" means Rahn Bahia Mar Mgmt., Inc. and Rahn Pier Mgt., Inc, as applicable.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent Guarantor and its Subsidiaries taken as a whole or any of the Operating Subsidiaries.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent Guarantor and its Subsidiaries taken as a whole or of any of the Operating Subsidiaries, (b) the rights and remedies of any Secured Party under any Transaction Document or (c) the ability of the Parent Guarantor and its Subsidiaries taken as a whole or of any of the Operating Subsidiaries to perform their Obligations under any Transaction Document to which they are or are to become parties; PROVIDED, HOWEVER, for the purposes of Sections 4.01(p), 5.03(a) and 5.04(a), Material Adverse Effect shall not include any matters and events demonstrated in or incorporated into the financial statements of the Borrower and its Subsidiaries for the period July 1, 2002 through March 31, 2003 or the interim financial statement of the Borrower and its Subsidiaries for the period April 1, 2003 through April 30, 2003 previously delivered to Administrative Agent.

                  "MATERIAL AGREEMENT" means any contract, lease, loan agreement, indenture, mortgage, deed of trust, security agreement or other agreement, instrument, obligation or arrangement to which any of the Loan Parties is a party or by which any of their respective properties is bound (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  "MORTGAGEE TITLE INSURANCE POLICIES" has the meaning specified in Section 3.01(a)(v)(A).

                  "MORTGAGE MODIFICATIONS" has the meaning specified in Section 3.01(a)(v).

                  "MORTGAGES" has the meaning specified in Section 3.01(a)(v).

                  "MORTGAGORS" has the meaning specified in the Security Agreements.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a multiple employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NOTE" or "NOTES" means the amended and restated promissory notes of the Borrower in favor of each of the Lenders, which (i) amend and restate the "Notes" issued by the Borrower pursuant to the Existing Agreement, and (ii) evidence the Advances made pursuant to ARTICLE II, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

                  "NOTE PURCHASE AGREEMENT" means the Note Agreement dated as of April 21, 1999 among the Parent Guarantor and the guarantors and initial purchasers thereunder, pursuant to which the

Subordinated Notes are issued, as amended, amended and restated, supplemented or otherwise modified from time in accordance with its terms, to the extent permitted under the Loan Documents.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, commissions, including, without limitation, Letter of Credit commissions, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "OPEN YEAR" has the meaning specified in Section 4.01(o)(ii).

                  "OPERATING SUBSIDIARIES" means each of the Subsidiaries of the Borrower that directly owns one or more of the Borrowing Base Properties, as listed on SCHEDULE 4.01(B) hereto.

                  "OTHER TAXES" has the meaning specified in Section 2.11(b).

                  "PARENT GUARANTOR" has the meaning specified in the Preliminary Statements to this Agreement.

                  "PARENT GUARANTOR SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(iii).

                  "PARENT GUARANTOR SECURITY AGREEMENT MODIFICATION" has the meaning specified in Section 3.01(a)(iii).

                  "PARENT GUARANTY" means a guaranty in substantially the form of EXHIBIT F-1, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMITTED ENCUMBRANCES" means the specific title exceptions described in the Mortgagee Title Policies (but not including any form exclusions, conditions or stipulations set forth in the policies).

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof (as to which adequate reserves have been established in accordance with GAAP), (b) the Permitted

Encumbrances and (c) statutory mechanics' and materialmen's claims pertaining to the construction on or improvements to the Borrowing Base Properties to the extent that (i) such improvements are permitted under the Loan Documents and
(ii) the existence of such mechanics' and materialmen's liens is permitted pursuant to the Mortgages.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PIER 66" means the resort, hotel and marina and related improvements, facilities and assets, including, without limitation, the Mortgaged Property (as defined in the Pier 66 Mortgage), situated on that certain real property located in Broward County, Florida, and commonly known as the Hyatt Regency Pier 66 Resort & Marina.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
Plan.

                  "PLEDGED SHARES" means all Pledged Shares and all other equity interests pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Agreements.

                  "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of such amount TIMES a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Facility at such time (or, if the Commitments shall have been terminated, the Facility as in effect immediately prior to such termination); PROVIDED, HOWEVER, that with respect to any payments to be allocated among the Lenders, during any period that a Lender is a Defaulting Lender, the Pro Rata Shares of the Lenders shall be reallocated by deducting from such Defaulting Lender's Commitment (and the Facility) an amount equal to the Default Amount. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in SCHEDULE I annexed hereto; PROVIDED that
SCHEDULE I shall be amended and each Pro Rata Share shall be adjusted from time to time to give effect to the execution of any supplements, amendments or modifications to this Agreement and the addition or removal of any Lender as provided herein or by assignment pursuant to Section 8.07.

                  "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "REGISTER" has the meaning specified in Section 8.07(d).

                  "REGISTRY" means the resort, hotel and private club and related improvements, facilities and assets, including, without limitation, the Mortgaged Property (as defined in the Registry Mortgage), situated on that certain real property located in Collier County, Florida, as more fully described in the Registry Mortgage, and commonly known as the Registry Hotel.

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED DOCUMENTS" means the Management Contracts and the Franchise Agreements.

                  "REQUIRED LENDERS" means, at any time, Lenders holding at least 51% of the Revolving Credit Commitments at such time; PROVIDED, HOWEVER, that, if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (a) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (b) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate unused Revolving Credit Commitments of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments at such time.

                  "RESERVE ADJUSTED EBITDA" means, with respect to any Person for any Rolling Period and at any date of determination, an amount equal to Adjusted EBITDA LESS (a) a minimum FF&E reserve of 4% (however, not to exceed 4% in the event actual reserves for FF&E are greater) of Total Revenues and (b) management fees of 3% of Total Revenues including any management fees actually paid that are deducted from Adjusted EBITDA.

                  "RESPONSIBLE OFFICER" means any executive officer of the Parent Guarantor.

                  "REVOLVING CREDIT ADVANCE" has the meaning specified in
Section 2.01(a).

                  "REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on SCHEDULE I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced or terminated at or prior to such time pursuant to Section 2.04 or 6.01, respectively.

                  "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

                  "ROLLING PERIOD" means, at any date of determination, the most recently completed consecutive 12 calendar month period ending on or immediately prior to such date.

                  "SARBANES-OXLEY" means the Sarbanes-Oxley Act of 2002, as amended.

                  "SCOTIABANK" has the meaning set forth in the Preamble to this Agreement.

                  "SECURED OBLIGATIONS" has the meaning specified in the Security Agreements.

                  "SECURED PARTIES" means, collectively, the Administrative Agent, the Lead Arranger, the Syndication Agent, the Documentation Agent and each Lender Party.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY AGREEMENTS" means the Parent Guarantor Security Agreement and the Subsidiary Guarantor Security Agreement.

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SINGLE PURPOSE ENTITY" means a Person, other than an individual, which (i) is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in the Borrowing Base Properties and the Managers thereof or Equity Interests in Persons holding, directly or indirectly, an ownership interest in the Borrowing Base Properties and the Managers thereof, (ii) does not engage in any business unrelated to the Borrowing Base Properties or such Equity Interests, the operation and management of the Borrowing Base Properties, and the financing thereof pursuant to the Loan Documents, (iii) has not and will not have any assets other than those related to its interest in the Borrowing Base Properties and the Managers thereof or such Equity Interests or such financing thereof, and has not or will not have any Debt other than, as applicable, the Debt permitted pursuant to Section 5.02(b), (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts its own business in its own name; (viii) maintains financial statements in accordance with the terms of this Agreement, (ix) pays its own debts and liabilities when they become due out of its own funds, (x) observes all partnership formalities or corporate formalities or limited liability company formalities, as applicable, and does all things necessary to preserve its existence, (xi) maintains an arm's-length relationship with its Affiliates and shall not enter into any contractual obligations with any Affiliates except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate, (xii) does not guarantee or otherwise obligate itself with respect to the Debts of any other Person, hold out its credit as being available to satisfy the obligations of any other Person (except in connection with the Debt permitted pursuant to Section 5.02(b) hereof), (xiii) does not acquire obligations or securities of its partners, members or shareholders, (xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space,
(xv) does not and will not pledge its assets for the benefit of any other Person, (xvi) does and will correct any known misunderstanding regarding its separate identity and (xvii) maintains adequate capital in light of its contemplated business operations.

                  "SOLVENT" and "SOLVENCY", with respect to any Person on a particular date, has the meaning ascribed to such term in the Federal Bankruptcy Code and any applicable state fraudulent conveyance laws, and shall include, without limitation, the following, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay such Debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SUBORDINATED GUARANTY" means the guaranties by the Borrower and its Subsidiaries of the Obligations of the Parent Guarantor under the Subordinated Notes pursuant to the Indenture.

                  "SUBORDINATED NOTES" means the Senior Subordinated Notes of the Parent Guarantor due 2009 in an aggregate principal amount of $340,000,000 issued pursuant to an Indenture dated as of April 21, 1999, as amended by the Supplemental Indentures.

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "SUBSIDIARY GUARANTORS" means all Subsidiaries of the Borrower, including the Operating Subsidiaries, listed on SCHEDULE 4.01(B) hereto and each other Subsidiary that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

                  "SUBSIDIARY GUARANTOR SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(iii).

                  "SUBSIDIARY GUARANTOR SECURITY AGREEMENT CONSENT" has the meaning specified in Section 3.01(a)(iii).

                  "SUBSIDIARY GUARANTY" has the meaning specified in Section 3.01(a)(iv).

                  "SURVIVING DEBT" means Debt of the Parent Guarantor, the Borrower and its Subsidiaries outstanding immediately before and after the Transaction.

                  "SUPPLEMENTAL INDENTURES" means, collectively, that certain Supplemental Indenture dated as of August 31, 1999, by and among Florida Panthers Holdings, Inc., Causeway Bridge Property, Inc. and The Bank of New York, that certain Supplemental Indenture dated as of August 31, 1999, by and among Florida Panthers Holdings, Inc., East Bridge Mall, Inc. and The Bank of New York, that certain Supplemental Indenture dated as of August 31, 1999, by and among Florida Panthers Holdings, Inc., Biltmore Resort Management, Inc. and The Bank of New York, that certain Supplemental Indenture by and among Florida Panthers Holdings, Inc., Boca Resort Group Management, Inc. and The Bank of New York, that certain Supplemental Indenture dated as of September 21, 1999, by and among Florida Panthers Holdings, Inc., and The Bank of New York, that certain Supplemental Indenture by and among Florida Panthers Holdings, Inc., Boca Resorts, Inc., and The Bank of New York, that certain Supplemental Indenture dated as of September 30, 1999, by and among Boca Resorts, Inc., Rahn Bahia, LLC and The Bank of New York, that certain Supplemental Indenture dated as of September 30, 1999, by and among Boca Resorts, Inc., Pelican Hill, LLC and The Bank of New York, that certain Supplemental Indenture dated as of September 30, 1999, by and among Boca Resorts, Inc., P66, LLC and The Bank of New York, that certain Supplemental Indenture dated as of November 15, 1999, by and among Boca Resorts, Inc., BRI Edgewater Management, Inc. and The Bank of New York, that certain Supplemental Indenture dated as of January 13, 2000, by and among Boca Resorts, Inc., South Florida Hospitality Provisions, Inc. and The Bank of New York and that certain Supplemental Indenture dated as of July 12, 2001, by and among Boca Resorts, Inc., Incredible Ice, LLC and The Bank of New York.

                  "SYNDICATION AGENT" has the meaning specified in the Preamble to this Agreement.

                  "TAX CERTIFICATE" has the meaning specified in Section 5.03(j)

                  "TAXES" has the meaning specified in Section 2.11(a). "TERMINATION DATE" means the earlier of (x) June 30, 2005 and
(y) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01 (the "COMMITMENT TERMINATION DATE").

                  "TOTAL FUNDED DEBT" shall include all Debt of the Parent Guarantor and its Subsidiaries, on a Consolidated basis, excluding (i) all liabilities associated with the Premier Club memberships at the Boca Raton Resort and Club and at other resort properties owned, whether directly or indirectly, by the Parent Guarantor, in each case determined pursuant to the membership program in effect on March 31, 1999 or any future membership program which only permits a membership refund from fees paid for new memberships sold subsequent to the date of the refund request.

                  "TOTAL REVENUES" means, for any Rolling Period, on a Consolidated basis for the Borrowing Base Properties, the total revenues of such Properties determined in accordance with GAAP.

                  "TRANSACTION" means the transactions contemplated by the Transaction Documents.

                  "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

                  "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "UCC" has the meaning specified in the Security Agreements.

                  "UNUSED COMMITMENT" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time MINUS (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time PLUS (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and
(B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.02(A)(c) and outstanding at such time.

                  "VARIABLE RATE DEBT" has the meaning specified in Section 5.01(r).

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have a liability.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. COMPUTATION OF TIME PERIODS; OTHER DEFINITIONAL PROVISIONS. In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. The term "including" is not limiting and means "including without limitation."

                  SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. THE ADVANCES AND THE LETTERS OF CREDIT. (a) THE REVOLVING CREDIT ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, including the satisfaction of the conditions precedent set forth in Section 3.02, to make advances (each, a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until 90 days prior to the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Commitment hereunder at such time and shall not exceed for all Lenders at any time outstanding the lesser of the Facility and the Borrowing Base Amount at such time. Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $250,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Advances made simultaneously by the Lenders in proportion to their respective Pro Rata Shares. Within the limits of the aggregate amount of all Unused Commitments in effect hereunder from time to time, and subject to the restrictions set forth elsewhere in this Agreement, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01.

                  (b) THE LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is commercial bank to issue) standby letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day during the period from the Closing Date until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by the Issuing Bank not to exceed at any time the Letter of Credit Facility at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time. Letters of Credit shall be denominated in United States Dollars and shall permit drawings payable on a sight basis. No Letter of Credit shall have an expiration date later than the earlier of one year after the date of issuance thereof and the 30th day before the Termination Date; PROVIDED, HOWEVER, that the expiration date of any Letter of Credit may be automatically extended for periods of up to one year but not later than the 30th day before the Termination Date. Within the limits of the Letter of Credit Facility, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b) in amounts no less than $250,000 for each such Letter of Credit, repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to Section 2.02(A)(c), and request the issuance of additional Letters of Credit under this Section 2.01(b), subject to the foregoing limitations.

                  SECTION 2.02. MAKING THE ADVANCES. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be in writing, or telex or telecopier, in substantially the form of EXHIBIT B-1 hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; PROVIDED, HOWEVER, that, in the case of any Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank, and by any other Lender and outstanding on the date of such Borrowing, PLUS interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank, and such other Lenders for repayment of such Letter of Credit Advances.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.09 and (ii) no more than five Eurodollar Rate Advances shall be outstanding at any time.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender against any loss, cost or expense incurred by such Person as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing under the Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid in respect of principal shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.02(A). ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT. (a) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon submission by the Borrower of a Letter of Credit Request in substantially the form of EXHIBIT B-2 hereto given to the Issuing Bank (with a copy to the Administrative Agent), not later than 11:00 A.M. (New York City time) on the third Business Day (or such shorter period agreed to by the Issuing
Bank) prior to the proposed date of issuance of such Letter of Credit. Each such request for the issuance of a Letter of Credit (a "LETTER OF CREDIT REQUEST") may be delivered by facsimile transmission and the Issuing Bank and Administrative Agent may act on any such facsimile notice without the need to obtain the original of such notice. If so required by the Issuing Bank, each Letter of Credit Request shall be accompanied by the Issuing Bank's standard form of application and agreement for Letters of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested Letter of Credit is acceptable to the Issuing Bank in its reasonable discretion and provided that the Issuing Bank has received the authorization of the Administrative Agent to such issuance, the Issuing Bank will, upon the fulfillment of the applicable conditions set forth in Article III, issue such Letter of Credit. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement will govern.

                  (b) LETTER OF CREDIT REPORTS. Promptly after the issuance or amendment of any Letter of Credit the Issuing Bank shall notify the Borrower and the Administrative Agent, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender, in writing, of such issuance or amendment and if so requested by a Lender, the Administrative Agent shall provide such Lender with copies of such issuance or amendment. The Issuing Bank shall furnish to the Administrative Agent (unless the Issuing Bank shall be the Administrative Agent) by facsimile on the first Business Day of each month, a written report summarizing the aggregate daily Available Amounts for Letters of Credit during the preceding month.

                  (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, PROVIDED that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility (other than as set forth in Section 7.05(d)) with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.02(A)(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.03. Repayment of Advances. (a) REVOLVING CREDIT ADVANCES. The Borrower shall repay to the Administrative Agent for the account of the Lenders' Pro Rata Shares on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding, together with all accrued interest and any other sums outstanding under the Loan Documents (which amounts shall be reduced as a result of the application of prepayments in accordance with the provisions of Section 2.05).

                  (b) LETTER OF CREDIT ADVANCES. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  SECTION 2.04. TERMINATION OR REDUCTION OF THE COMMITMENTS. (a) OPTIONAL. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the aggregate amount of all Unused Commitments; provided, however, that each partial reduction of the Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (other than with respect to the Letter of Credit Facility) and (ii) shall be made to the Administrative Agent and allocated to the Lenders in accordance with their respective Pro Rata Shares.

                  (b) MANDATORY. (i) The Facility shall, on the 30th day following the date any Event of Default shall have occurred and be continuing, automatically and permanently be reduced by the amount of any prepayment required by Section 2.05(b)(ii).

                  (ii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  SECTION 2.05. PREPAYMENTS. (a) OPTIONAL. The Borrower may, upon at least three Business Day's prior written notice to the Administrative Agent (received not later than 12:00 P.M. (New York City time)) stating the proposed date, aggregate principal amount of the prepayment and the outstanding Borrowings to which the Borrower proposes to apply such prepayment, and if such notice is given the Borrower shall, prepay all or any portion of the outstanding aggregate principal amount of the Advances to the Administrative Agent and allocated to the Lenders in accordance with their respective Pro Rata Shares; PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $250,000 in excess thereof.

                  (b) MANDATORY. (i) If at any time the aggregate amount of the Advances then outstanding shall exceed the lesser of the Facility and the Borrowing Base Amount (as limited by the Intangible Tax Reserve), and the Administrative Agent shall have so notified the Borrower, the Borrower shall prepay an aggregate principal amount of the Advances and, to the extent there are no further outstanding Revolving Credit Advances, deposit an amount in the L/C Cash Collateral Account equal to the amount by which (A) the sum of the aggregate principal amount of the Advances then outstanding PLUS the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of the Facility and the Borrowing Base Amount (as limited by the Intangible Tax Reserve).

                  (ii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (iii) Prepayments of the Facility made pursuant to clause (i) above shall be FIRST applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, SECOND applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and THIRD deposited in the L/C Cash Collateral Account to cash collateralize up to 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable.

                  (iv) So long as any Event of Default shall have occurred and be continuing, all payments in respect of the Borrowing Base Properties and all other income related thereto shall be swept daily into the Lockbox Account in accordance with Section 2.15 hereof and applied in accordance with Section 2.15.

                  (c) ACCRUED INTEREST, ETC. All prepayments under this Section
2.05 shall be made together with (i) accrued interest to the date of such prepayment on the principal amount prepaid, and (ii) if any prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor, any amounts owing pursuant to Section 8.04(c).

                  SECTION 2.06. INTEREST. (a) SCHEDULED INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate PLUS the Applicable Margin, payable in arrears monthly on the first day of each month.

                  (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period for such Advance PLUS the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of any Default the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and, in addition, on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above; PROVIDED, HOWEVER, that following acceleration of the Advances pursuant to
Section 6.01, interest shall accrue and be payable at the rate required by this
Section 2.06(b), whether or not requested by the Administrative Agent or the Required Lenders.

                  SECTION 2.07. FEES. (a) UNUSED COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of the Lenders an unused commitment fee, from the date of this Agreement in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, in each case until the

Termination Date, payable in arrears monthly on the first day of each month, commencing July 1, 2003, and on the Termination Date, at the rate of .50% per annum on the average daily Unused Commitment of such Lender or, if aggregate Advances exceed 50% of the Revolving Credit Commitments, .40% per annum; PROVIDED, HOWEVER, that any commitment fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and PROVIDED FURTHER, HOWEVER, that no commitment fee shall accrue on the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) FEES TO ADMINISTRATIVE AGENT. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and Administrative Agent.

                  (c) LETTER OF CREDIT FEES, ETC. (i) The Borrower shall pay to the Administrative Agent for the account of each Lender having a Revolving Credit Commitment a commission, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 30, 2003, and ending on the Termination Date, on such Lender's Pro Rata Share of the daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin for Eurodollar Rate Borrowings in effect from time to time.

                  (ii) The Borrower shall pay to the Issuing Bank, for its own account, a fronting fee for each Letter of Credit issued by the Issuing Bank, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 30, 2003, and ending on the Termination Date, on the daily aggregate Available Amount at the rate of 0.125% per annum. In addition, the Borrower shall pay to the Issuing Bank, the Issuing Bank's standard charges with respect to the issuance of, amendment to, payment under and transfer of Letters of Credit and such other fees related to Letters of Credit including but not limited to postage, courier, telex and legal expenses.

                  SECTION 2.08. CONVERSION OF ADVANCES. (a) OPTIONAL. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.09, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; PROVIDED, HOWEVER, that if any Conversion of Eurodollar Rate Advances into Base Rate Advances is made other than on the last day of an Interest Period for such Eurodollar Rate Advances the Borrower shall also pay any amounts owing pursuant to Section 8.04(c), (x) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), (y) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and (z) each Conversion of Advances comprising part of the same Borrowing under the Facility shall be made ratably among the Lenders in accordance with their Pro Rata Share under the Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a new Eurodollar Rate Advance with an Interest Period of one month unless the Administrative Agent has received notice from the Borrower not less that three days prior to the last day of the then existing Interest Period.

                  (iii) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Administrative Agent to the Borrower,
(x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor (or immediately at the option of the Administrative Agent and subject to Section 8.04(c)), Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.09. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.09, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.11 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.09(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any Eurodollar Rate Advances under the Facility, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.10. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 12:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder or under the Notes, ratably in accordance with the Pro Rata Share of such Obligations then payable and (ii) if such payment by the Borrower is in respect of any fees or expenses payable to the Administrative Agent for its own account and not to any Lender Party (in its capacity as a Lender hereunder), to such Persons as they may instruct, in each case to be applied in accordance with the terms of this Agreement or the Fee Letter, as applicable. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's Pro Rata Share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding

Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

                  (c) All computations of interest, fees and commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause any payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such adjustment of time shall in such case be reflected in the computation of payment of interest or commitment fee, as the case may be.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.11. TAXES. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to any Lender Party or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.11, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 10 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within ten days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.11, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Administrative Agent and the Borrower with two original Internal Revenue Service forms W8-ECI or W8-BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; PROVIDED, HOWEVEr, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.11 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W8-ECI or W8-BEN, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection
(e) above (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.11 with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) Notwithstanding anything herein to the contrary, the Loan Parties, the Administrative Agent and the Lender Parties may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment of and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Loan Parties, the Administrative Agent or the Lender Parties, as the case may be, relating to such U.S. tax treatment and tax structure.

                  SECTION 2.12. SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise (including pursuant to Section 8.05, but other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its Pro Rata Share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its Pro Rata Share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time), such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's Pro Rata Share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's Pro Rata Share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

                  SECTION 2.13. USE OF PROCEEDS. The proceeds of the Advances and issuances of Letters of Credit shall be available solely to finance capital improvements, repay existing indebtedness, acquire first class, full service hotels, provide working capital and for general corporate purposes of the Borrower, the Subsidiary Guarantors and the Parent Guarantor, but shall not be used for the payment of dividends by the Parent Guarantor.

                  SECTION 2.14. EVIDENCE OF DEBT. (a) The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender

Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note, in substantially the form of EXHIBIT A hereto, payable to the order of such Lender Party in the face principal amount equal to the Revolving Credit Commitment of such Lender Party. Each Lender shall be permitted only one Note for the full amount of its Revolving Credit Commitment. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                  (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and
(iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; PROVIDED, HOWEVER, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                  SECTION 2.15. CASH MANAGEMENT. (a) The Borrower and the Operating Subsidiaries have established and shall maintain (i) an operating account with respect to each of the Borrowing Base Properties, (ii) to the extent there is insufficient Unused Commitments to fully fund the FF&E Reserve, an FF&E Reserve account (the "FF&E RESERVE ACCOUNT") (collectively, the "HOTEL ACCOUNTS") and (iii) in the Event of Default, a lockbox (the "LOCKBOX") and a Lockbox Account at the offices of the Administrative Agent (the "LOCKBOX Account"). The Hotel Accounts shall be established with a bank reasonably acceptable to the Administrative Agent (the "HOTEL ACCOUNT BANK"). The Borrower and the Operating Subsidiaries shall cause all revenues of the Borrowing Base Properties and all other income of the Borrower and the Operating Subsidiaries to be deposited daily into the applicable operating account and, to the extent required hereunder, the applicable FF&E Reserve Account. The Borrower and the Operating Subsidiaries shall have delivered to the Hotel Account Bank and to credit card companies instructions, pursuant to which the recipients thereof have been instructed to transfer the funds then on deposit in the Hotel Accounts and to make all payments, respectively, directly into the Lockbox Account upon notice from the Administrative Agent that an Event of Default has occurred hereunder.

                  (b) Unless and until an Event of Default has occurred hereunder, the Borrower and the Operating Subsidiaries have the right to direct withdrawals from the Hotel Accounts. In the Event of Default, the Borrower and the Operating Subsidiaries shall direct all account debtors of the Borrower and its Subsidiaries to remit all payments in respect of the Borrowing Base Properties and all other income directly to the Lockbox or the Lockbox Account and shall cause the Hotel Account Bank to sweep daily into the Lockbox Account all amounts in the Hotel Accounts. The contents of each Lockbox shall automatically be deposited into the Lockbox Account or shall be emptied and deposited into the Lockbox Account by a representative of the Administrative Agent. Only the Administrative Agent shall have power of withdrawal from the Lockbox and the Lockbox Account and the Borrower and its Subsidiaries acknowledge that the Borrower and its Subsidiaries shall not have any control over such Lockbox or

Lockbox Account or any items deposited therein. Funds on deposit in the Lockbox Account shall be disbursed by the Administrative Agent from time to time into the applicable Hotel Account, or directly to the payee, in either case to the extent required to pay any real property taxes or assessments and insurance premiums then owing in respect of any of the Borrowing Base Properties. The Administrative Agent shall have the right to apply any other funds so on deposit against any then outstanding Obligation hereunder, and otherwise as the Administrative Agent may determine in its discretion.

                  SECTION 2.16. [Intentionally Omitted].

                  SECTION 2.17. AMENDED AND RESTATED PROMISSORY NOTE LEGEND. Each Lender hereby agrees to stamp the following legend on its respective existing amended and restated promissory note issued under the Existing
Agreement:

                  "This note has been renewed by that certain Amended and Restated Promissory Note dated as of June 25, 2003."

Each Lender agrees to use commercially reasonable efforts to locate and provide to the Borrower a copy of its respective existing amended and restated promissory note duly stamped with the foregoing legend within 30 days after the date hereof.

                                   ARTICLE III
                              CONDITIONS OF LENDING

                  SECTION 3.01. CONDITIONS PRECEDENT TO CLOSING DATE. The obligation of each Lender to extend the Termination Date of the Facility or to make an Advance on the occasion of the Closing Date hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Closing Date:

                  (a) The Administrative Agent and Lead Arranger shall have received on or before the day of the Closing Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Lead Arranger (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) Notes payable to the order of the Lenders.

                           (ii) A Notice of Borrowing, if applicable, and a
                  Borrowing Base Certificate relating to the Closing Date.

                           (iii) (A) A consent to the subsidiary guarantor
                  security agreement substantially in the form of EXHIBIT D-1 (the "SUBSIDIARY GUARANTOR SECURITY AGREEMENT CONSENT", together with the subsidiary guarantor security agreement referred to therein, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the "SUBSIDIARY GUARANTOR SECURITY AGREEMENT"), duly executed by Borrower and each Subsidiary Guarantor, and (B) a consent to the parent guarantor security agreement substantially in the form of EXHIBIT D-2 (the "PARENT GUARANTOR SECURITY AGREEMENT CONSENT" and, together with the parent guarantor security agreement referred to therein, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the "PARENT GUARANTOR SECURITY AGREEMENT"), duly executed by the Parent Guarantor, together with:

                                    (1) executed copies of proper financing
                           statements under the Uniform Commercial Code of the states of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Collateral Documents, covering the Collateral described in the Security Agreements,

                                    (2) completed requests for information,
                           dated on or before the date of the Closing Date, listing the financing statements referred to in clause (A) above and all other effective financing statements filed in the jurisdictions referred to in clause (A) above that name any Loan Party or any of its Subsidiaries as debtor, together with copies of such other financing statements,

                                    (3) evidence of the completion of all other
                           recordings and filings of or with respect to the Security Agreements that the Administrative Agent and the Lead Arranger may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                                    (4) executed termination statements (Form
                           UCC-3 or a comparable form), in proper form to be duly filed on the date of the Closing Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent and the Lead Arranger may deem desirable in order to terminate or amend existing Liens on the Collateral described in the Security Agreements,

                                    (5) evidence that all other action that the
                           Administrative Agent and the Lead Arranger may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreements has been taken.

                           (iv) A consent to the subsidiary guaranty
                  substantially in the form of EXHIBIT F-2 (the "SUBSIDIARY GUARANTY CONSENT", such Subsidiary Guaranty Modification together with the subsidiary guaranty referred to therein, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms, the "SUBSIDIARY GUARANTY"), duly executed by each Subsidiary Guarantor set forth on SCHEDULE 3.01(A)(IV).

                           (v) Mortgage modifications ("MORTGAGE MODIFICATIONS")
                  in substantially the form of EXHIBIT E hereto and covering the Borrowing Base Properties (such Mortgage Modifications, together with the mortgages referred to therein, as any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with:

                                    (A) evidence of fully paid and effective
                           American Land Title Association Lenders' title insurance policies (the "MORTGAGEE TITLE INSURANCE POLICIES") in form and substance with endorsements, including, without limitation, Mortgage modification endorsements, in an amount acceptable to the Administrative Agent and the Lead Arranger, issued by Chicago Title Insurance Company, insuring the Mortgages, as modified, as of the time of the Closing Date to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only those exceptions to title approved by the Administrative Agent and the Lead Arranger; and

                                    (B) such consents and agreements of lessors,
                           ground lessors and other third parties, and other confirmations, as the Administrative Agent and the Lead Arranger may deem necessary or desirable, and as required to the extent necessary under any Material Agreements.

                           (vi) [Intentionally Omitted].

                           (vii) Certified copies of the resolutions of the
                  board of directors (or persons performing similar functions) of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate, limited partnership or limited liability company action and governmental approvals, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party and of the transactions contemplated hereby.

                           (viii) A copy of a certificate of the Secretary of
                  State (or equivalent governmental authority) of the jurisdiction of organization of each Loan Party, dated reasonably near the date of the Closing Date, in each case listing the charter of each Loan Party and each amendment thereto on file in such office and certifying that (A) such charter is a true and correct copy thereof, (B) such amendments are the only amendments to such charter (or similar organizational documents) on file in his office, (C) such Person has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (D) such Person is duly organized and in good standing under the laws of the state of the jurisdiction of its organization.

                           (ix) A copy of a certificate of the Secretary of
                  State (or the equivalent governmental authority) of the states listed on SCHEDULE 3.01(A)(IX), dated reasonably near the date of the Closing Date, with respect to each Loan Party as listed on SCHEDULE 3.01(A)(IX), stating that such Person is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such states and has filed all annual reports required to be filed to the date of such certificate.

                           (xi) A certificate of each Loan Party, signed on
                  behalf of each such Person by its Vice-President/Chief Financial Officer and its Secretary, dated the date of the Closing Date (the statements made in such certificate shall be true on and as of the date of the Closing Date), certifying as to (A) the absence of any amendments to the charter (or similar organizational document) of such Person since the date of the Secretary of State's (or equivalent governmental authority's) certificate referred to in Section 3.01(a)(viii),
                  (B) a true and correct copy of the bylaws (or similar organizational document) of such Person as in effect on the date on which the resolutions referred to in Section 3.01(a)(vii) were adopted and on the date of the Closing Date,
                  (C) the due incorporation and good standing or valid existence of such Person as a corporation, limited partnership or limited liability company organized under the laws of the jurisdiction of its organization and the absence of any proceeding for the dissolution or liquidation of such Person,
                  (D) the completeness and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Closing Date and (E) the absence of any event occurring and continuing, or resulting from the Closing Date, that constitutes a Default.

                           (xii) A certificate of the Secretary of each Loan
                  Party certifying the names and true signatures of the officers of such Persons authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (xiii) Such financial, business and other information
                  regarding each Loan Party and its Subsidiaries as the Administrative Agent and the Lead Arranger shall have reasonably requested upon reasonable notice in advance of the Closing Date, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated June 30, 2002, annual and quarterly financial statements as to the Borrower and its Subsidiaries and each Operating Subsidiary as of March 31, 2003.

                           (xiv) Certificates in substantially the form of
                  EXHIBITS H-1 and H-2 hereto, respectively, attesting to the Solvency of the Parent Guarantor and its Subsidiaries on a Consolidated basis and the Borrower and each Operating Subsidiary after giving effect to the Transaction and the other transactions contemplated hereby, from its Chief Financial Officer.

                           (xv) Evidence of insurance naming the Administrative
                  Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Administrative Agent and the Lead Arranger, including, without limitation, that required by
                  SCHEDULE 3.01(A)(XV) hereto, the Security Agreements and the Mortgages, business interruption insurance, product liability insurance, windstorm insurance and directors and officers insurance.

                           (xvi) Favorable opinions of Akerman, Senterfitt &
                  Eidson, P.A. and Paul, Hastings, Janofsky & Walker LLP, special counsel for the Loan Parties, in substantially the form of EXHIBITS I-1 and I-2.

                  (b) Before giving effect to the Transaction and the other transactions contemplated by this Agreement, there shall not have occurred (i) on or prior to June 25, 2003, any change, occurrence or development that could, in the opinion of the Administrative Agent and the Lead Arranger, have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Parent Guarantor and its Subsidiaries taken as a whole or any of the Subsidiary Guarantors since May 31, 2003 which has occurred or become known to the Administrative Agent and the Lead Arranger, (ii) on or prior to June 25, 2003, any material adverse change in or material disruption of conditions in the financial, banking or capital markets with catastrophic effect from those in effect as of June 11, 2003 and which has occurred and is continuing and which the Administrative Agent and the Lead Arranger, in their respective reasonable discretion, deem material in connection with the Facility, and (iii) any event, circumstance or information or matter which in the Administrative Agent and the Lead Arranger' judgment is inconsistent in a material and adverse manner with any event, circumstance or information or other matter disclosed to the Administrative Agent and the Lead Arranger by the Borrower prior to June 11, 2003.

                  (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could have a material adverse effect on the business, condition

         (financial or otherwise), operations, performance, properties or prospects of the Parent Guarantor and its Subsidiaries taken as a whole, (ii) could have a Material Adverse Effect or (iii) purports to affect the legality, validity or enforceability of the Transaction or any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents.

                  (d) All governmental and third party consents and approvals necessary in connection with the Transaction and the other transactions contemplated by the Transaction Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Administrative Agent and the Lead Arranger) and shall remain in effect; all applicable waiting periods in connection with the Transaction and the other transactions contemplated by the Transaction Documents shall have expired without any action having been taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Administrative Agent and the Lead Arranger, in each case, that restrains, prevents or imposes materially adverse conditions upon the Transaction and the other transactions contemplated by the Transaction Documents or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (e) All accrued fees and expenses of the Secured Parties (including the accrued fees and expenses of counsel to the Administrative Agent, the Lead Arranger and the Syndication Agent and of local counsel to the Lender Parties) shall have been paid.

                  SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Lender pursuant to Section 2.02(A)(c)), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) on the occasion of each Borrowing (including the Closing Date) shall be subject to the further conditions precedent that on the date of such Borrowing or issuance:

                  (a) the Administrative Agent shall have determined that the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Request and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date;

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

                  (iii) for each Advance or issuance of any Letter of Credit, the Borrowing Base Amount (less the Intangible Tax Reserve) exceeds the aggregate principal amount of Advances then outstanding plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance or issuance; and

                  (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

                  SECTION 3.03. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Closing Date specifying its objection thereto and such Lender Party shall not have made available to the Administrative Agent such Lender Party's Pro Rata Share of such Borrowing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

                  (a) Each Loan Party (i) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
         (ii) is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Subsidiary Guarantors and the Borrower have been validly issued, are fully paid and non-assessable, and are owned by the Persons in the amounts specified on SCHEDULE 4.01(A) hereto free and clear of all Liens, except those created under the Collateral Documents.

                  (b) Set forth on SCHEDULE 4.01(B) hereto is a complete and accurate list of Subsidiaries of the Parent Guarantor (including the Borrower) that own any direct or indirect interest in the Borrowing Base Properties, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class of its Equity Interests owned (directly or indirectly) by the Loan Party indicated on such Schedule and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each such Subsidiary have been validly issued, are fully paid and non-assessable and are owned by such designated Loan Party free and clear of all Liens, except those created under the Collateral Documents. Each such Subsidiary (i) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All Equity Interests in the Subsidiary Guarantors and the Borrower have been pledged to the Administrative Agent for the benefit of the Lender Parties, and the Operating Subsidiaries own, collectively, the Borrowing Base Properties.

                  (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party and the other transactions contemplated by the Transaction Documents, are within such Loan Party's powers, have been duly authorized by all necessary action, and do not (i) contravene such Loan Party's charter, bylaws, partnership agreement, limited liability company operating or members agreement or similar organizational documents or agreements,
         (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
         (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction or the other transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on SCHEDULE 4.01(D) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction or the transactions contemplated by the Transaction Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction and the other transactions contemplated by the Transaction Documents or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  (f) (i) (x) The Consolidated balance sheet of the Parent Guarantor and its Subsidiaries at June 30, 2002, and the related Consolidated statements of income and cash flow of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, (y) the Consolidated balance sheet of the Parent Guarantor and its Subsidiaries at December 31, 2002, and the related Consolidated statements of income and cash flow of the Parent Guarantor and its Subsidiaries for the six months then ended, and (z) the balance sheets of each of the Operating Subsidiaries at June 30, 2002 and December 31, 2002 and the related statements of income and cash flow for the twelve months and six months, respectively, then ended, in each case duly certified by the Chief Financial Officer of the Parent Guarantor, copies of which have been furnished to each Lender

         Party, fairly present, subject, in the case of the unaudited statements referred to in clauses (i)(y) and (i)(z), to year-end audit adjustments, the Consolidated financial condition of the Parent Guarantor and its Subsidiaries and of each of the Operating Subsidiaries at such dates and the Consolidated results of the operations of the Parent Guarantor and its Subsidiaries and of each of the Operating Subsidiaries for the periods ended on such dates, respectively, all in accordance with generally accepted accounting principles applied on a consistent basis, and

                  (ii) since June 30, 2002, there has not occurred any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent Guarantor and its Subsidiaries taken as a whole or any of the Operating Subsidiaries (except for such matters and events demonstrated in or incorporated into the financial statements of the Borrower and its Subsidiaries for the period July 1, 2002 through March 31, 2003 or the interim financial statement of the Borrower and its Subsidiaries for the period April 1, 2003 through April 30, 2003 previously delivered to Administrative Agent).

                  (g) Neither the Indenture nor any other information, exhibit or report (excluding any financial projections) furnished by or on behalf of any Loan Party to any Secured Party, taken as a whole, in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which such information was provided and on the date of the Closing Date.

                  (h) (i) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party, including any Environmental Action, pending or, to the best knowledge of the Borrower, threatened before any court, governmental agency or arbitrator against any Loan Party or the Borrowing Base Properties that (A) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction or (B) except as set forth on SCHEDULE 4.01(H), could reasonably be expected to have a Material Adverse Effect, and (ii) there has been no material adverse change in the status, or financial effect on any Loan Party, of the litigation disclosed on such Schedule 4.01(h).

                  (i) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (j) The Collateral Documents create a valid and perfected first priority security interest in the Collateral securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (k) Each Loan Party is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (l) The Loan Parties, individually, and the Borrower and its Subsidiaries, taken as a whole, are Solvent.

                  (m) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (ii) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no material adverse change in the funding status of any such Plan since such date.

                  (iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (v) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  (vi) Set forth on SCHEDULE 4.01(M)(VI) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

                  (vii) SCHEDULE B (Actuarial Information) to the most recent annual report (Form 5500 Series), if any, for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such SCHEDULE B there has been no material adverse change in such funding status.

                  (n) (i) The operations and properties of the Borrower and its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits except (A) with respect to any non-compliance existing as of the Closing Date, as disclosed in writing to Administrative Agent prior to the Closing Date and (B) such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $50,000 in the aggregate. All past claims of non-compliance with such Environmental Laws and Environmental Permits have been resolved without ongoing obligations or costs, and no circumstances exists that could be reasonably likely to (x) form the basis of an Environmental Action against any of the Borrower and its Subsidiaries or any of their properties that could have a Material Adverse Effect or (y) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (ii) None of the properties currently or formerly owned or operated by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party, except, in each case, where the non-compliance with the foregoing could not have a Material Adverse Effect.

                  (iii) Each of the Loan Parties is not undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party.

                  (o) (i) Each Loan Party has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

                  (ii) Set forth on SCHEDULE 4.01(O) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

                  (iii) There is no unpaid amount, as of the date hereof, of adjustments to the federal income tax liability of each Loan Party proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could have a Material Adverse Effect.

                  (iv) There is no unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to federal income tax returns, if any). No issues have been raised by such taxing authorities that, in the aggregate, could have a Material Adverse Effect.

                  (v) The Transaction will not be taxable to the Parent Guarantor, the Borrower or any of its Subsidiaries, except for the payment of state documentary stamp tax, all of which has been paid.

                  (vi) The Parent Guarantor, the Borrower and its Subsidiaries have, as of the date hereof, no net operating loss carryforwards for U.S. federal income tax purposes.

                  (vii) All documentary stamp and intangible and similar taxes owing in respect of any of the Loan Documents (including, without limitation, the Mortgages) or which may come due under any contingency have been paid to the applicable taxing authority; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in this Agreement, unless the Administrative Agent has received evidence of payment of the Florida non recurring intangible personal property tax under Chapter 199 Florida Statutes (the "INTANGIBLE TAX") with respect to the Mortgages (including, without limitation, the Mortgage Modifications) or the Facility, then (A) subject to subsections (B) and
         (C) below, $292,000 shall at all times be maintained as Unused Commitment (the "INTANGIBLE TAX RESERVE"), which sum shall be allocated among the Lender Parties in accordance with their respective Pro Rata Shares; (B) in the event demand is made under the Subsidiary Guaranty, the Lenders shall have the right, without further consent of the Borrower, to fund Advances from the Intangible Tax Reserve in such amounts as may be necessary to pay any Intangible Tax; and (C) the Borrower may only request Borrowings from the Intangible Tax Reserve to pay Intangible Taxes.

                  (p) Neither the business nor the properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of a public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

                  (q) Set forth on SCHEDULE 4.01(Q) hereto is a complete and accurate list of all Surviving Debt which, in each individual instance, is in a principal amount in excess of $1,000,000, as shown on the financial statements of the Parent Guarantor, the Borrower and its Subsidiaries for the period July 1, 2002 through March 31, 2003 or the interim financial statements of the Parent Guarantor, the Borrower and its Subsidiaries for the period April 1, 2003 through April 30, 2003 previously delivered to the Administrative Agent, which schedule shows in each case the principal amount outstanding, the maturity date of such Surviving Debt and the amortization schedule (if any) therefor.

                  (r) All real property owned by the Borrower and its Subsidiaries is subject to the Lien of the Mortgages. The Borrower or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents and, to the best of the Borrower's knowledge, all of the improvements located on such properties lie entirely within the boundaries of such properties and none of such improvements violate any minimum set-back requirements, other dimensional regulations or restrictions of record.

                  (s) Set forth on SCHEDULE 4.01(S) hereto is a complete and accurate list of all leases of real property under which the Borrower or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms and no default exists thereunder.

                  (t) Set forth on SCHEDULE 4.01(T) hereto is a complete and accurate list of all Investments held by the Borrower or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                  (u) Set forth on SCHEDULE 4.01(U) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Borrower or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                  (v) The Liens described on the Mortgagee Title Insurance Policies and on the UCC searches delivered by the Borrower constitute a complete and accurate list of all Liens on the property or assets of the Borrower or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Borrower or such Subsidiary subject thereto.

                  (w) No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower. None of the Borrower or any of the other Loan Parties is in default under or with respect to any Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect on such Person.

                  (x) The provisions of the Security Agreements are effective to create, in favor of the Administrative Agent, a legal, valid and enforceable security interest in all of the Collateral described therein; and the Collateral was delivered to the Administrative Agent or its nominee in accordance with the terms thereof. Each of the Liens of each Security Agreement constitutes a perfected security interest of the priority specified therein in all right, title and interest of the Borrower and each other Grantor, as defined in the Security Agreements, as the case may be, in the Collateral described therein.

                  (y) The provisions of the Mortgages are effective to create, in favor of the Administrative Agent, a legal, valid and enforceable security interest in all of the Collateral described therein. Each of the liens of the Mortgages constitutes a perfected security interest of the priority specified therein in all right, title and interest of the Operating Subsidiaries and each other mortgagor, as the case may be, in the Borrowing Base Properties described therein.

                  (z) All necessary and required franchises, licenses, authorizations, registrations, permits and approvals for the use and occupancy of each of the Borrowing Base Properties have been obtained from all governmental authorities having jurisdiction over such Collateral so as to permit the operation of each such Borrowing Base Property as herein contemplated. The Borrower has provided the Administrative Agent with true and correct copies of all of the certificates of occupancy and other licenses, permits and approvals respecting each of the Borrowing Base Properties of a discretionary nature (i.e., approvals which are not considered ministerial under applicable legal requirements, for example, zoning or use variances, or conditional use permits), and such licenses, permits and approvals remain in full force and effect without modification or exception.

                  (aa) The Operating Subsidiaries hold good and marketable fee simple title or, to the extent acceptable to the Administrative Agent in accordance with this Agreement, a valid leasehold interest, to each of the Borrowing Base Properties, free and clear of all liens, claims, assessments, encumbrances and rights of others other than the Permitted Liens. The Operating Subsidiaries shall preserve such title to each of the Borrowing Base Properties and will forever warrant and defend the same and the validity and priority of the Mortgages to the Administrative Agent against all claims whatsoever.

                  (bb) Each Borrowing Base Property is zoned under a use classification which allows such Borrowing Base Property to be used in accordance with its present or anticipated usage, which zoning is final, unconditional and in full force and effect. Each Borrowing Base Property is in compliance in all material respects with all applicable zoning and land use laws, regulations and ordinances. In the event that all or any part of the improvements on any of the Borrowing Base Properties are destroyed or damaged, zoning laws in effect at the time this representation is made do not prohibit the improvements from being legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. Each Borrowing Base Property contains enough permanent parking spaces to satisfy all requirements imposed by applicable laws with respect to parking. No legal proceedings are pending or threatened with respect to the zoning of any of the

         Borrowing Base Properties. Neither the zoning nor any other right to construct, use or operate any of the Borrowing Base Properties is in any way dependent upon any real estate other than the applicable Borrowing Base Property. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded with respect to any of the Borrowing Base Properties without the Administrative Agent's prior written consent, which shall not be unreasonably withheld or delayed.

                  (cc) The Borrower has provided the Administrative Agent with true and complete copies of each contract and agreement affecting each of the Borrowing Base Properties relating to the maintenance, development, operation or management thereof and which (i) involves annual payments thereunder in excess of $100,000 per year, and (ii) is not terminable without penalty or premium upon 30 days' (or less) notice.

                  (dd) Neither the Borrower nor any other Loan Party has received any notice from any governmental authority or from any Person with respect to any actual or threatened taking of any of the Borrowing Base Properties, or any portion thereof, for any public or quasi-public purpose by the exercise of the right of condemnation or eminent domain or of any moratorium which may affect the use, or operation of any such Borrowing Base Properties.

                  (ee) The Transaction is an exempt transaction under the Truth-in-Lending Act (15 U.S.C.A. ss. 1601, ET SEQ.).

                  (ff) Each Borrowing Base Property has access to and full utilization of completed public roads necessary for access to and full utilization of such Borrowing Base Property for its intended purposes.

                  (gg) A tax division has been effected with respect to each Borrowing Base Property so that it is taxed for ad valorem taxation without regard to or inclusion of any other property. No subdivision or other approval is necessary with respect to any of the Borrowing Base Properties in order for any Operating Subsidiary to mortgage, convey and otherwise deal with such Borrowing Base Property as a separate lot or parcel.

                  (hh) No Insolvency Proceeding has ever been initiated or threatened against the Borrower or any other Loan Party.

                  (ii) Except as set forth on SCHEDULE 4.01(S), there are no leases covering any portion of any of the Borrowing Base Properties, whether for present or future rights of occupancy, which cannot be terminated upon 30 days' notice. Except for Permitted Liens, neither the Borrower nor any other Loan Party has executed any prior assignment of the leases, nor has it performed any act or executed any other instrument which might prevent the Administrative Agent from operating under or enforcing any of the terms and conditions of the mortgages applicable to the Administrative Agent's security interest in such leases or which would limit the Administrative Agent in such operation.

                  (jj) All of the improvements situated on each Borrowing Base Properties are in good condition and repair. Neither the Borrower nor any other Loan Party is aware of any latent or patent structural or other significant defect or deficiency in the improvements. City water supply, storm and sanitary sewers, and electrical and telephone facilities are available to each Borrowing Base Property within the boundary lines of such Borrowing Base Property, and are sufficient to meet the reasonable needs of each Borrowing Base Property as now used or contemplated to be used; no other utility facilities are necessary to meet the reasonable needs of such Borrowing Base Property as now used; and the as-built condition of such Borrowing Base Property is such that surface and storm water does not accumulate in other than insubstantial quantities on the Borrowing Base Property and does not drain from the Borrowing Base Property across land of adjacent Borrowing Base Property owners. As shown on the "as built" survey for each Borrowing Base Property, none of the improvements on any of the Borrowing Base Properties create an encroachment over, across or upon any of the Borrowing Base Properties' boundary lines, rights of way or easements, and no building or other improvement on adjoining land creates such an encroachment.

                  (kk) Except for Permitted Liens, there are no mechanics' or materialmen's liens, alienable bills or other claims constituting or that may constitute a lien on any of the Borrowing Base Properties or any part thereof, and no work for which any such lien could be asserted has been performed within the last 90 days, a claim for which has not been insured against under the Mortgagee Title Insurance Policies relating to the Borrowing Base Property upon which such work has been performed.

                  (ll) No Loan Party has made any extension of credit to any of its directors or executive officers in contravention of the restrictions set forth in Section 402(a) of Sarbanes-Oxley.

                  (mm) Each representation and warranty set forth in Article 4 of the Existing Agreement is true, correct and complete as of the Closing Date, subject to the revised Schedules included herein.

                                    ARTICLE V
                                    COVENANTS

                  SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, or any Letter of Credit shall be outstanding, or any Lender Party shall have any Commitment hereunder, the Borrower shall:

                  (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all applicable federal, state and local laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Sarbanes-Oxley and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property which is not otherwise permitted hereunder; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings (and, as to the Borrowing Base Properties, in compliance with the Mortgages) and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. (i) Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits (other than any non-compliance that would not (if enforced in accordance with applicable law) result in liability to the Borrower or any of its Subsidiaries in the amount in excess of $50,000 and is not, by applicable law, required to be reported to any governmental authority); PROVIDED, HOWEVER, that the foregoing qualification shall in no way diminish the obligations of Borrower and its Subsidiaries under the Environmental Indemnity Agreement; (ii) obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

                  (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as required by the Collateral Documents.

                  (e) PRESERVATION OF ORGANIZATIONAL EXISTENCE, ETC. Preserve and maintain, and cause each of the Operating Subsidiaries to preserve and maintain, (i) its existence (corporate or otherwise) and rights (charter and statutory) and (ii) its permits, licenses, approvals, privileges and franchises.

                  (f) VISITATION RIGHTS. At any reasonable time and from time to time, upon reasonable prior notice, permit the Administrative Agent or any of the Lender Parties or the Administrative Agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (g) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (and, in the case of the Borrowing Base Properties, in compliance with the Mortgages) that are reasonably required in the conduct of its business in good working order and condition, ordinary wear and tear excepted; PROVIDED, HOWEVER, that the Borrower shall at all times maintain, in cash or in the aggregate amount of all Unused Commitments (provided that any such Unused Commitments maintained with respect to the FF&E Reserve, taken together with Advances then outstanding, are in compliance with Section 2.05(b)(i)), an FF&E Reserve for any month equal to 4% of Total Revenue for a consecutive 12 calendar month period ending the last day of such month; PROVIDED FURTHER, HOWEVER, that, for such period, this required amount shall be reduced by any monies actually spent on the Borrowing Base Properties during the same period for FF&E. This shall be tested on a quarterly basis.

                  (i) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and not less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an

         Affiliate; PROVIDED, HOWEVER, that this Section 5.01(i) shall not apply to the Management Contracts.

                  (j) FURTHER ASSURANCES. (i) Promptly upon request by the Administrative Agent, or any Lender Party through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) Promptly upon request by the Administrative Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and the Lender parties the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Lender Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  (k) PERFORMANCE OF RELATED DOCUMENTS AND OTHER MATERIAL AGREEMENTS. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document and other material agreements to be performed or observed by it, maintain each such Related Document and other material agreements in full force and effect, enforce such Related Document and other material agreements in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon the reasonable request of the Administrative Agent, make to each other party to each such Related Document and other material agreements such demands and requests for information and reports or for action as such Loan Party or any of its Subsidiaries is entitled to make under such Related Document and other material agreements.

                  (l) PREPARATION OF ENVIRONMENTAL REPORTS. At the request of the Administrative Agent, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower (provided, HOWEVER, that Borrower shall only be required to pay for such report after the occurrence and continuation of an Event of Default or if the Administrative Agent's request results from its belief that there has been a release or threatened release of Hazardous Materials at any of Borrower's or any of its Subsidiaries' property), a Phase I environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent (and, if based upon the recommendation of such environmental consulting firm, a Phase II environmental site assessment report) indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such requested report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Administrative Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                  (m) COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any material default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                  (n) APPRAISALS. Cause to be delivered appraisals of any or all of the Borrowing Base Properties as may be requested either by the Borrower or any Lender subject to the approval of the Required Lenders at any time; PROVIDED, HOWEVER, that if the appraisal is requested by the Lenders the Borrower shall be required to pay for only one such appraisal per property per Fiscal Year. The selection of an appraiser for purposes of determining the Appraised Value shall be subject to the approval of the Administrative Agent.

                  (o) MANAGEMENT. Cause the Managers to operate each of the Borrowing Base Properties at all times consistent with the manner as currently operated as first-class luxury hotels, cause the Borrowing Base Properties to be managed by the Managers in accordance with the terms of the Management Contracts, perform and observe all the terms and provisions of the Management Contracts to be performed or observed by the Borrower or its Subsidiaries, maintain the Management Contracts in full force and effect, enforce the Management Contracts in accordance with their terms, take such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon the request of the Administrative Agent, make to the Managers such demands and requests for information and reports or for action as the Borrower is entitled to make under the Management Contracts. The Management Contracts (or any of them) may be terminated by the Administrative Agent upon 30 days' prior written notice to the Borrower after a Default has occurred or is continuing.

                  (p) SINGLE PURPOSE ENTITY. Remain, and shall cause each of its Subsidiaries to remain, at all times, a Single Purpose Entity.

                  (q) MAINTENANCE OF BANK ACCOUNTS. Maintain, and cause each of its Subsidiaries to maintain, bank accounts and a cash management system for blocked accounts acceptable to the Administrative Agent and, upon an Event of Default, lockbox accounts.

                  (r) INTEREST RATE PROTECTION AGREEMENTS. To the extent Advances exceed $50,000,000, the Borrower will purchase interest rate caps for fifty percent (50%) of such excess amount on a basis acceptable to the Administrative Agent; PROVIDED, HOWEVER, that Borrower shall not be required to purchase any interest rate caps as required by this Section 5.01(r) so long as not more than twenty-five percent (25%) of Total Funded Debt accrues interest at a variable rate ("VARIABLE RATE DEBT"). For purposes of this Section 5.01(r), any Debt of Parent Guarantor or its Subsidiaries which accrues interest at a variable rate but for which Parent Guarantor or its subsidiaries has purchased an interest rate cap or a fixed rate rate swap shall not be deemed Variable Rate Debt.

                  (s) APPLICATION OF GROSS REVENUES. Promptly apply all gross revenues from the Borrowing Base Properties to the payment of all current and past due operating expenses of the Borrowing Base Properties and to the repayment of all principal, interest expense, fees and other sums currently due or past due under the Loan Documents, including, but not limited to, all reserve payments and any escrow or impound payments required pursuant thereto.

                  (t) FF&E RESERVE. Upon the occurrence or continuance of an Event of Default, transfer, and cause the Operating Subsidiaries to transfer, the FF&E Reserves applicable to the Borrowing Base Properties owned by it to the FF&E Reserve Account.

                  (u) MAINTAIN SOLVENCY. Remain, and shall cause the Parent Guarantor and each of the Subsidiaries of the Borrower to remain, at all times, Solvent.

                  (v) BORROWING BASE AMOUNT. Maintain, and cause each of its Subsidiaries to maintain, the Borrowing Base Amount (less the Intangible Tax Reserve) as defined in Section 1.01 hereto in excess of all outstanding Advances.

                  (w) REGISTRY MECHANICS' LIENS. Remove of record, or cause to be removed of record, within forty-five (45) days after the Closing Date, all claims of liens of record recorded against the Registry property, as described with particularity in that certain Endorsement No. 2 to Chicago Title Insurance Company Loan Policy No. 10 1141 107 00000052 issued to Administrative Agent on or about the date hereof.

                  (x) INTELLECTUAL PROPERTY SECURITY AGREEMENT. Cause to be executed and delivered to the Administrative Agent by the Subsidiary Guarantors, within ten (10) days after the Closing Date, an intellectual property security agreement substantially in the form attached as Exhibit D to the Subsidiary Guarantor Security Agreement.

                  SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid or any Letter of Credit shall be outstanding, or any Lender Party shall have any Commitment hereunder, the Borrower shall not, and shall not permit or suffer the Subsidiary Guarantors to, at any time:

                  (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Subsidiary Guarantor, the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, EXCLUDING, HOWEVER, from the operation of the foregoing restrictions the following:

                           (i)      Liens created under the Loan Documents;

                           (ii)     Permitted Liens or Permitted Encumbrances;

                           (iii) Liens on the FF&E (including, without
                  limitation, purchase money liens on FF&E) arising in the ordinary course of business;

                           (iv) any leases of FF&E, subject to (x) the limit on
                  Capital Leases set forth in subsection (b) below, and (y) the Administrative Agent's receipt of any such leases, together with evidence of lessee's right to assign its interest under the lease to the Administrative Agent as additional security and lessor's (i) consent to such collateral assignment and
                  (ii) agreement to accept any cures by the Administrative Agent in the event of a default under the lease;

                            (v) Liens existing on the date hereof and described
                  on SCHEDULE 5.02(A)(V) hereto;

                           (vi) Liens arising in connection with Capitalized
                  Leases permitted under Section 5.02(b)(iv); PROVIDED that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                           (vii) the filing of financing statements solely as a
                  precautionary measure in connection with operating leases permitted under Section 5.02(b)(iii); and

                           (viii) the replacement, extension or renewal of any
                  Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                           (i) Debt under the Loan Documents;

                           (ii) Debt under the Subordinated Guaranty;

                           (iii) Capitalized Leases not to exceed, together with
                  Debt permitted under Section 5.02(b)(iv), $2,000,000 with respect to each Borrowing Base Property at any time outstanding and $6,000,000 for the Borrowing Base Properties in the aggregate at any time outstanding;

                           (iv) Debt secured by Liens permitted by Section
                  5.02(a)(iii) not to exceed, together with Debt permitted under
                  Section 5.02(b)(iii), $2,000,000 with respect to each Borrowing Base Property at any time outstanding and $6,000,000 for the Borrowing Base Properties in the aggregate at any time outstanding;

                           (v) Endorsement of negotiable instruments for deposit
                  or collection or similar transactions in the ordinary course of business; and

                           (vi) Debt of any Subsidiary Guarantor to the Borrower
                  or to the Parent Guarantor or of the Borrower to the Parent Guarantor so long as such Debt (a) is expressly subordinated to the Obligations hereunder (such subordination shall be satisfactory to the Administrative Agent in its sole discretion), and (b) is evidenced by a written instrument which is pledged and delivered by the holder thereof as collateral for the Obligations hereunder.

                  (c) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

                  (d) MERGERS, ETC. Merge into or consolidate the Borrower or the Operating Subsidiaries with any Person or permit any Person to merge into the Borrower or the Operating Subsidiaries, or permit any of the Operating Subsidiaries to do so.

                  (e) SALES, ETC., OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                           (i) sales of Inventory, as defined in the Security
                  Agreements (including, without limitation, sales of obsolete Inventory), in the ordinary course of its business;

                           (ii) sales or trade-ins of used equipment for fair
                  value in the ordinary course of business for like assets or cash in an aggregate amount for all of the Borrowing Base Properties not to exceed $250,000 in any Fiscal Year;

                           (iii) the Borrower shall have the right to sell the
                  whole of any Borrowing Base Property (but not less than the whole), but not more than two Borrowing Base Properties, and obtain from the Administrative Agent such reconveyances of the Mortgages securing such Borrowing Base Properties and the release or reconveyance of such other Collateral that shall constitute such Borrowing Base Property, upon and subject to satisfaction of each of the following conditions as determined in good faith by the Administrative Agent: (A) at the option of the Administrative Agent, the Administrative Agent shall have received, for the benefit of the Lender Parties and at the Borrower's cost and expense, an irrevocable commitment from a title company acceptable to the Administrative Agent that such company shall issue an endorsement to the Mortgagee Title Insurance Policies that the release will not affect the lien priority of the Mortgages of those Borrowing Base Properties that are not sold, which commitment and endorsement shall be in form and substance satisfactory to the Administrative Agent; (B) each Guarantor shall have executed and delivered to the Administrative Agent such documents in form and substance satisfactory to the Lenders as are necessary to reaffirm the continued effectiveness and enforceability of the Guaranties following such release; (C) no Default shall then exist as a result of such sale or shall occur; (D) the Borrower shall reimburse the Administrative Agent for all reasonable costs and expenses (including, without limitation, attorneys' fees) which the Administrative Agent incurs in connection with any sale hereunder; (E) the Administrative Agent shall have received a Borrowing Base Certificate and monthly financial statements demonstrating that after giving effect to the release (and any intended pay-down in connection with the release) the principal amount of the then outstanding Advances does not exceed the Borrowing Base Amount (less the Intangible Tax Reserve); and (F) the Loan Parties shall deliver such additional documents as Administrative Agent may reasonably request to evidence such Loan Parties' acknowledgment of their continuing obligations under the Loan Documents. No sale of any of the Borrowing Base Properties shall affect the Borrower's obligations under the Indemnity Agreement; and

                           (iv) the transfer of any Pledged Shares to any
                  Subsidiary Guarantors in accordance with the provisions of
                  Section 5.02(q).

                  (f) INVESTMENTS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment other than Investments by the Borrower and its Subsidiaries in:

                           (i) wholly owned Subsidiaries of the Borrower or the
                  Subsidiary Guarantor outstanding on the date hereof;

                           (ii) the Parent Guarantor, subject to the
                  requirements set forth in Section 5.02(b)(vi);

                           (iii) loans and advances to employees in the ordinary
                  course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

                           (iv) Investments by the Borrower and its Subsidiaries
                  in demand deposit accounts maintained in the ordinary course of business with any Person of the type referred to in clause
                  (i), (ii), (iii), (iv) or (v) of the definition of "ELIGIBLE ASSIGNEE" and in Cash Equivalents on deposit in Blocked Accounts (as defined in the Security Agreements); and

                           (v) Investments existing on the date hereof and
                  described on SCHEDULE 4.01(T) hereto;

                  (g) RESTRICTED PAYMENTS. So long as any Default shall have occurred and be continuing at the time of any action described in this
         Section 5.02(g) or would result therefrom, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value Equity Interests of the Borrower or its Subsidiaries or to issue or sell any Equity Interests therein.

                  (h) AMENDMENT OF CONSTITUTIVE DOCUMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation, articles of organization, bylaws, operating agreement or other constitutive documents.

                  (i) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (A) accounting policies or reporting practices, except as required by generally accepted accounting principles or (B) the Fiscal Year; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries may each change its Fiscal Year to December 31 to conform to a change by the Parent Guarantor.

                  (j) PREPAYMENTS, ETC., OF DEBT. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (x) the prepayment of the Advances in accordance with the terms of this Agreement, and (y) if before and after giving effect to any such prepayment, redemption, purchase, defeasance or other satisfaction, no Default has occurred or would result therefrom, regularly scheduled or required repayments or redemptions of Surviving Debt, or (ii) amend, modify or change in any manner any term or condition of any Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower, Parent or any Subsidiary Guarantor permitted under Section 5.02(b)(vi) hereunder.

                  (k) AMENDMENT, ETC., OF RELATED DOCUMENTS. Without the prior written consent of the Administrative Agent, (i) cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, (ii) amend, modify or change in any manner any term or condition of any Related Document or material agreements, (iii) give any consent, waiver or approval thereunder, (iv) waive any default under or any breach of any term or condition of any Related Document or material agreements, (v) agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or material agreements or (vi) take any other action in connection with any Related Document or material agreements that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Administrative Agent or any Lender Party.

                  (l) NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Administrative Agent for the benefit of the Lender Parties or (ii) in connection with (A) the existing terms of the Indenture evidencing the Subordinated Notes, (B) Capitalized Leases and purchase money Debt to the extent permitted under Section 5.02(b)(iii) and solely to the extent such agreement is limited to the property covered by such Liens, and (C) any Debt outstanding on the date of acquisition of a Subsidiary by any Loan Party, so long as such agreement was not entered into solely in contemplation of such Subsidiary being so acquired.

                  (m) PARTNERSHIPS. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so other than any Subsidiary Guarantor, the sole assets of which consist of its interest in such partnership or joint venture and to the extent permitted by Section 5.02(f)(ii).

                  (n) FORMATION OF SUBSIDIARIES. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary unless such new Subsidiary: (i) is wholly owned by the Borrower and the Borrower pledges its interest therein as collateral for all Obligations hereunder; (ii) executes a guaranty of the Obligations hereunder; (iii) pledges all interests in any Subsidiary Guarantor for collateral for all Obligations hereunder; (iv) is a Single Purpose Entity; and (v) otherwise comply with the requirements of subsection (q) below

                  (o) PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) the existing terms of the Indenture evidencing the Subordinated Notes and (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.

                  (p) OTHER TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts).

                  (q) NO TRANSFER. The Borrower acknowledges that, in entering into the Facility, the Lenders have relied to a material extent upon the particular business reputation, expertise, creditworthiness, and individual net worth of the Borrower, the Subsidiary Guarantors, and all of the other persons, partnerships, trusts, corporations or other entities who have a direct or indirect interest in the Borrower and the Subsidiary Guarantors and upon the continuing interest which such persons, partnerships, trusts, corporations or other entities, as owners of direct or indirect interests in the Borrower and the Subsidiary Guarantors, will have in the Borrowing Base Properties and the Pledged Shares. Except as provided in Section 6.01 below, an Event of Default shall occur hereunder, and the Administrative Agent shall have the right, in its sole option, to declare the principal and interest under the Note and all sums provided herein immediately due and payable if, without the prior written consent of the Administrative Agent, which may be given or withheld in its sole discretion: (1) any of the Parent Guarantor, the Borrower or the Subsidiary Guarantors (i) sells, conveys, transfers, disposes of, or otherwise alienates their interests in the Borrowing Base Properties or the Pledged Shares, or any interest therein, whether voluntarily, by the operation of law, or otherwise, or (ii) executes a contract to do any of the foregoing (unless the closing of such contract is expressly contingent upon obtaining the Administrative Agent's consent to the foregoing); (2) there occurs a change, whether directly or indirectly, in the composition, control, ownership or structure of the Borrower or the Subsidiary Guarantors (except as permitted by Section 5.02(e) hereof), including (i) any direct or indirect change in, or any change in direct or indirect ownership interests held by, any entity comprising such Person, of whatever tier (PROVIDED that the foregoing shall not prohibit transfers of interests in the Parent Guarantor) or (ii) any termination of the existence of any such Person or any entity comprising such, or any of the members or partners therein or beneficial owners thereof, of whatever tier; or (3) any change in the Managers, or any direct or indirect change in the composition, control, ownership or structure of Managers (each of the events described in clauses (1) through (3) above are referred to hereinafter as a "TRANSFER"). Consent to a Transfer or consent to any other event requiring consent in accordance with the foregoing shall be granted or withheld in the Administrative Agent's discretion and, if granted, shall not constitute a waiver of the requirement of consent for subsequent Transfers or other events. Notwithstanding anything to the contrary contained herein, subject to satisfying each of the conditions set forth in Section 3.01 and pursuant to Section 5.02(e), the Administrative Agent shall not withhold its consent to the following Transfers ("PERMITTED TRANSFERS"): (i) Transfers of immaterial portions of the Borrowing Base Properties to governmental authorities in accordance with the condemnation provisions of the Mortgages; (ii) Liens permitted pursuant to Section 5.02(a); (iii) sales of the whole of a Borrowing Base Property in accordance with Section 5.02(e)(iii) and (iv) leases permitted pursuant to Section 5.02(b). Notwithstanding anything in this Section 5.02(q) to the contrary, a Transfer of Equity Interests in any Subsidiary Guarantor other than an Operating Subsidiary shall be deemed a Permitted Transfer upon satisfaction of the following conditions, as determined by the Administrative Agent:

                           (1) at all times the Parent Guarantor shall own,
                  directly or indirectly, all of the Equity Interests in the Borrower and all such Equity Interests remain subject to a first priority Lien pursuant to the Parent Guarantor Security Agreement;

                           (2) at all times the Borrower or a Subsidiary
                  Guarantor shall own, directly or indirectly, all of the Equity Interests in the Person to whom the Equity Interests are proposed to be transferred (the "PROPOSED TRANSFEREE") and all such Equity Interests shall remain subject to a first priority Lien in favor of the Administrative Agent. In the event the Proposed Transferee is not an existing Subsidiary Guarantor which has pledged all of its Equity Interests to the Administrative Agent as security for the Obligations under the Loan Documents, the Proposed Transferee shall execute a Subsidiary Guaranty and either become a party to the Subsidiary Guaranty Security Agreement (through the execution of such amendments, supplements, or addendum as the Administrative Agent may require) or execute such other security agreement as may be acceptable in form and substance to the Administrative Agent. The Administrative Agent shall also have received such UCC financing statements and other documents, certificates



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

                  and instruments as may be necessary or appropriate in the Administrative Agent's judgment to perfect its Lien on the Equity Interests proposed to be transferred;

                           (3) no Default or Event of Default shall then exist
                  under the Loan Documents; the Proposed Transferee must be, and the Borrower and each Subsidiary Guarantors must remain, a Single Purpose Entity;

                           (4) the Transfer shall not constitute a default or an
                  event of default under any Related Documents or any other material agreements of any Loan Party;

                           (5) each of the Loan Documents, including, without
                  limitation, the Mortgages, shall be in full force and effect and, at the Administrative Agent's request, the Administrative Agent shall have received reaffirmations of the obligations thereunder, in a form satisfactory to the Administrative Agent, from the Borrower and any other Loan Parties as requested by the Administrative Agent;

                           (6) not less than five Business Days prior to the
                  date of any Transfer, the Administrative Agent shall have received copies of all organization documents of the Proposed Transferee and such organization documents shall be consistent with each of the requirements otherwise set forth in this Agreement and the other Loan Documents;

                           (7) no Transfer permitted hereunder or otherwise
                  permitted by the Administrative Agent shall release the Borrower or any Loan Party from any liability, if any, hereunder, under the Loan Documents or under any other agreement executed in connection with the Loan Documents;

                           (8) such Transfer shall not result in the tax
                  termination of the Borrower or any Operating Subsidiary;

                           (9) at the Administrative Agent's election, the
                  Administrative Agent shall have received an endorsement to its lender's policy of title insurance issued in connection with the Loan Documents confirming that such transfer shall not affect the continuing lien priority of the Mortgages; and

                           (10) the Borrower shall have paid all of the
                  Administrative Agent's administrative expenses, including, without limitation, reasonable fees and disbursements of the Administrative Agent's counsel, incurred in connection with the Administrative Agent's review of such transfer.

                  (r) SUBORDINATED NOTES AND GUARANTY. Amend, or permit, cause, or suffer any of its Subsidiaries or the Parent Guarantor to amend the Indenture, Note Purchase Agreement, or any other documents evidencing, supporting, or otherwise relating to the Subordinated Notes or the Subordinated Guaranty. Any such amendments without the consent of the Administrative Agent shall be deemed void.

                  SECTION 5.03. BORROWER REPORTING REQUIREMENTS. So long as any Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, or any Letter of Credit shall be outstanding, or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and the Lender Parties:

                  (a) DEFAULT NOTICES. As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer or Chief Accounting Officer of the Borrower setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

                  (b) MONTHLY FINANCIALS. As soon as available and in any event within 45 days after the end of each month, commencing May 31, 2003, a Consolidated balance sheet of the Borrower and its Subsidiaries, and of each of the Operating Subsidiaries, in each case as of the end of such month and Consolidated statements of income and cash flow of the Borrower and its Subsidiaries, and of each of the Operating Subsidiaries, in each case for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statements of income and cash flow of the Borrower and its Subsidiaries, and of the Operating Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month and Fiscal Year-to-date period of the preceding Fiscal Year, all in reasonable detail and duly certified by the Chief Financial Officer or Chief Accounting Officer of the Borrower, together with (i) a certificate of such officer on behalf of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and
         (ii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP. The Borrower shall provide a compilation report prepared by an outside accountant not more than 90 days after the Fiscal Year end, monthly operating reports not more than 45 days after each month end and other reviews or reports, each as acceptable to the Administrative Agent.

                  (c) CAPITAL EXPENDITURE BUDGET. As soon as available and in any event not less than 45 days prior to the end of each Fiscal Year, each Operating Subsidiary shall provide a Capital Expenditure budget, reasonably sufficient to properly maintain each of the Borrowing Base Properties, for each Borrowing Base Property for the succeeding Fiscal Year, together with a certificate of the Chief Financial Officer or Chief Accounting Officer of the Borrower certifying the actual Capital Expenditures for each Operating Subsidiary for the period commencing at the end of the previous Fiscal Year and ending with the end of such month prior to the month in which such budget is delivered.

                  (d) QUARTERLY FF&E RESERVE CERTIFICATES. As soon as available and in any event within 45 days after the end of each quarter, commencing June 30, 2003, a certificate of the Chief Financial Officer or Chief Accounting Officer of the Borrower certifying the amount of FF&E Reserves with respect to the Borrowing Base Properties for such period and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter in which such certificate is delivered.

                  (e) ERISA. (i) ERISA EVENTS AND ERISA REPORTS. (A) Promptly and in any event within ten days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer or Chief Accounting Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.



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

                  (ii) PLAN TERMINATIONS. Promptly, and in any event within three Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (iii) PLAN ANNUAL REPORTS. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each SCHEDULE B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (iv) MULTIEMPLOYER PLAN NOTICES. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                  (f) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting (i) the Borrower or any of its Subsidiaries of the type described in Section 4.01(h) or (ii) the Parent Guarantor if such action, claim or proceeding, if adversely determined, could result in a judgment which would constitute an Event of Default under Section 6.01(g).

                  (g) CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the Debt of the Borrower or of any of its Subsidiaries (including, without limitation, the holders of the Subordinated Notes) pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

                  (h) AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents received by the Borrower or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of the Borrower or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Agreement or indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request.

                  (i) REVENUE AGENT REPORTS. Within ten days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form
         886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $250,000 or more.

                  (j) TAX CERTIFICATES. Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final federal income tax return in respect of each taxable year, a certificate (a "TAX CERTIFICATE"), signed by the President or the Chief Financial Officer or the Chief Accounting Officer of the Borrower, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member has paid to the Internal Revenue Service or other taxing authority, or to the



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

         Parent Guarantor, the full amount that such affiliated group is required to pay in respect of federal income tax for such year and that the Parent Guarantor and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (federal, state, local or foreign) in excess of the amount they are required to pay, under the tax agreements, if any, in effect in respect of such taxable year.

                  (k) ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (l) REAL PROPERTY. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing SCHEDULE 4.01(S) hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof, and in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete.

                  (m) INSURANCE. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Lender Party (through the Administrative Agent) may reasonably specify.

                  (n) BORROWING BASE CERTIFICATE. As soon as available and in any event within 45 days after the end of each month, a Borrowing Base Certificate, as at the end of such month, certified by the Chief Financial Officer or the Chief Accounting Officer of the Borrower.

                  (o) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries as any Lender Party (through the Administrative Agent) may from time to time reasonably request, including, without limitation, all special reports filed with the Securities and Exchange Commission or any governmental authority that may be substituted therefor.

                  SECTION 5.04. PARENT GUARANTOR REPORTING REQUIREMENTS. So long as any Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, or any Letter of Credit shall be outstanding, or any Lender Party shall have any Commitment hereunder, the Parent Guarantor will furnish to the Administrative Agent and the Lender Parties:

                  (a) DEFAULT AND PREPAYMENT NOTICES. As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer or the Chief Accounting Officer of the Parent Guarantor setting forth details of such Default, event, development or occurrence and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

                  (b) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each calendar quarter, commencing June 30, 2003, a Consolidated balance sheet of the



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

         Parent Guarantor and its Subsidiaries, in each case as of the end of such calendar quarter and a Consolidated statement of income and cash flow of the Parent Guarantor and its Subsidiaries, in each case for the period commencing at the end of the previous calendar quarter and ending with the end of such calendar quarter, and a Consolidated statement of income and cash flow of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar quarter, setting forth in each case in comparative form the corresponding figures for the corresponding calendar quarter and Fiscal Year-to-date period of the preceding Fiscal Year, all in reasonable detail and duly certified by the Chief Financial Officer or the Chief Accounting Officer of the Parent Guarantor, together with (i) a certificate of said officer on behalf of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.05.

                  (c) ANNUAL FINANCIALS. As soon as available and in any event within 93 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries, including therein Consolidated balance sheets of the Parent Guarantor and its Subsidiaries, in each case as of the end of such Fiscal Year, and Consolidated statements of income and cash flow of the Parent Guarantor and its Subsidiaries, in each case for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Year, accompanied as to such Consolidated statements, by an unqualified opinion of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a copy of any management letter prepared by such accounting firm with respect to such Fiscal Year and distributed to the Parent Guarantor, (ii) a certificate of the Chief Financial Officer or the Chief Accounting Officer of the Parent Guarantor stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto, (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP and (iv) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.05.

                  SECTION 5.05. PARENT GUARANTOR COVENANTS. So long as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, or any Letter of Credit shall be outstanding, or any Lender Party shall have any Commitment hereunder, the Parent Guarantor:

                  (a) COMPLIANCE WITH COVENANTS. Shall and shall cause the Borrower and each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on their part to be performed or observed or that the Borrower has agreed to cause its Subsidiaries to perform or observe.

                  (b) LEVERAGE RATIO. Shall maintain at all times, on a Consolidated basis for itself and its Subsidiaries, a Leverage Ratio, as of the date of determination, of not more than 5.5 to 1.

                  (c) FIXED CHARGE COVERAGE RATIO. Shall maintain at all times, on a Consolidated basis for itself and its Subsidiaries, a Fixed Charge Coverage Ratio, as of the date of determination, of not less than 1.3 to 1.



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

                  (d) BOOK NET WORTH. Shall maintain at all times, on a Consolidated basis for itself and its Subsidiaries, a Book Net Worth of not less than the sum of (i) $375,000,000, (ii) 75% of the value of all equity offerings after the Closing Date, and (iii) 75% of net income since April 1, 1999, as of the date of determination.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

                  SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                    (a) (i) the Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, (ii) the Borrower shall fail to prepay any principal of any Advance as required under Section 2.05(b) within five Business Days of when the same becomes due and payable or (iii) the Borrower shall fail to pay any interest on any Advance or any Loan Party shall fail or make any other payment under any Loan Document within five Business Days of when the same becomes due and payable; or

                    (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                    (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.15, 5.01(e)(i), 5.01(i), 5.02 or 5.03 (other than subparagraph (c) thereof); or

                    (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or
         (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

                    (e) any Loan Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $7,500,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of the Loan Parties, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                    (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                    (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $2,000,000 for each Operating Subsidiary and $5,000,000 for the Parent Guarantor (to the extent not fully paid or discharged) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                    (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be likely to have a Material Adverse Effect, and there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                    (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

                    (j) any Collateral Document after delivery thereof pursuant to Section 3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                    (k)    a Change of Control shall occur; or

                    (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or

                    (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding 1,000,000 per annum; or

                    (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

                    (o)    there shall occur any Material Adverse Change; or

                    (p) a default shall occur under the Subordinated Notes, the Subordinated Guaranty, the Indenture, the Note Purchase Agreement, or any other agreements executed by any Loan Party in connection with such instruments;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.02(A)(c)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement, the Notes, and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.02(A)(c)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 6.02 ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Sections
6.01 or 9.01(e) or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent, as collateral agent, on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on



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deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE VII
                                   THE AGENTS

                  SECTION 7.01. AUTHORIZATION AND ACTION. DBTCA is hereby appointed the Administrative Agent under this Agreement and the other Loan Documents and each Lender Party (in its capacities as a Lender and an Issuing Bank (if applicable)) hereby authorizes the Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. Subject to the express terms of this Agreement, each Lender Party irrevocably authorizes the Administrative Agent to take such action on such Person's behalf and to exercise such powers hereunder and under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. Neither Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender Party; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon either Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. To the extent that the consent of the Lender Parties, or any of them, is not expressly required pursuant to this Agreement, then the Administrative Agent shall be permitted to take such actions as it deems necessary or appropriate to fulfill it duties under this Agreement and the other Loan Documents. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The provisions of this Article VII are solely for the benefit of the Secured Parties, and no Loan Party or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as an agent of the Lender Parties and the Administrative Agent does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any other Loan Party.

                  SECTION 7.02. ADMINISTRATIVE AGENT'S, LEAD ARRANGER'S, SYNDICATION AGENT'S AND DOCUMENTATION AGENT'S RELIANCE, ETC. None of Administrative Agent, Lead Arranger, Syndication Agent or Documentation Agent or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Administrative Agent, the Lead Arranger, the Syndication Agent and the Documentation Agent: (a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document



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on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. DBTCA, DBSI, FLEET, SCOTIABANK AND AFFILIATES. With respect to its Commitments, the Advances made by it and any Notes issued to it, DBTCA, DBSI, Fleet and ScotiaBank shall each have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though each of them were not the Administrative Agent, Lead Arranger, Syndication Agent or Documentation Agent as the case may be; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include DBTCA, DBSI, Fleet and ScotiaBank, each in its individual capacity. DBTCA, DBSI, Fleet and ScotiaBank and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if DBTCA, DBSI, Fleet and ScotiaBank were not the Administrative Agent, Lead Arranger, Syndication Agent and Documentation Agent, respectively, and without any duty to account therefor to the Lender Parties.

                  SECTION 7.04. LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon any other Secured Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. INDEMNIFICATION. (a) Each Lender Party severally agrees to indemnify each of the Administrative Agent, the Lead Arranger, the Syndication Agent and the Documentation Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's Pro Rata Share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such Indemnified Costs resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent, the Lead Arranger, the Syndication Agent and the Documentation Agent promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent, the Lead Arranger, the Syndication Agent or the Documentation Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this
Section 7.05, the Lender Parties' respective Pro Rata Shares of any amount shall be determined, at any time, according to the sum of (x) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, PLUS (y) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, PLUS (z) their respective Unused



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Commitments at such time, PROVIDED that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments.

                  (b) In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Secured Party or a third party. The failure of any Lender Party to reimburse the Administrative Agent or the Issuing Bank, or the Lead Arranger, the Syndication Agent or the Documentation Agent promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank, or the Lead Arranger, the Syndication Agent or the Documentation Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank, or the Lead Arranger, the Syndication Agent or the Documentation Agent for its Pro Rata Share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or the Issuing Bank, or the Lead Arranger, the Syndication Agent or the Documentation Agent for such other Lender Party's Pro Rata Share of such amount.

                  (c) Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment shall be considered to be unused for the purposes of this Section 7.05(c) to the extent of the amount of such Defaulted Advance.

                  (d) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's Pro Rata Share (determined as provided above) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

                  SECTION 7.06. SUCCESSOR ADMINISTRATIVE AGENTS. The Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time for gross negligence or willful misconduct by an instrument or concurrent instruments in writing delivered to the Administrative Agent and the Borrower and signed by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing



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statements, or amendments thereto, and such amendments or supplements to the
Mortgages, if any, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this Section 7.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent shall become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 7.07. LEAD ARRANGER, SYNDICATION AGENT AND DOCUMENTATION AGENT. None of the Lead Arranger, the Syndication Agent or the Documentation Agent shall have any duties under this Agreement or any of the other Loan Documents.

                  SECTION 7.08. COLLATERAL DOCUMENTS; SECURED PARTY ACTION. (a) Each Secured Party hereby further authorizes the Administrative Agent to enter into the Collateral Documents as secured party on behalf of and for the benefit of the Secured Parties and agrees to be bound by the terms of the Collateral Documents; PROVIDED that anything in this Agreement or the other Loan Documents to the contrary notwithstanding:

                  (i) The Administrative Agent is authorized on behalf of all Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

                  (ii) Each Secured Party irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any lien granted to or held by the Administrative Agent upon any Collateral (A) upon payment in full of the Facility and all other Obligations payable under this Agreement and under any other Loan Document; (B) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement so long as the Borrower is entitled to be granted such a release pursuant to this Agreement; or (C) consisting of a guaranty or an instrument evidencing Debt so long as the obligations under such guaranty or such Debt evidenced by such instrument has been satisfied or paid in full. Upon request by the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section.

                  (b) Anything contained in any of the Loan Documents to the contrary notwithstanding, each Secured Party agrees that no Secured Party shall have any right individually to realize upon any of the Collateral under the Collateral Documents or make demand under the Guaranties (including, without limitation, through the exercise of a right of set-off against call deposits of such Secured Party in which any funds on deposit in accordance with the Collateral Documents may from time to time be invested), it being understood and agreed that all rights and remedies under the Collateral




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Documents and the Guaranties may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof.

                  SECTION 7.09. CERTAIN ACTIONS AFTER AN EVENT OF DEFAULT. (a) Upon delivery to the Administrative Agent of notice of an Event of Default pursuant to this Agreement or the Administrative Agent's otherwise obtaining actual knowledge of the existence of an Event of Default, the Administrative Agent shall deliver notice of such Event of Default to Lender Parties. The Administrative Agent may thereafter, from time to time, propose various actions (or forbearance from action) ("PROPOSED DEFAULT RESPONSE") in response to such Event of Default, including, without limitation, foreclosure on all or portions of the Collateral, appointment of a receiver, demand under one or more Guaranties, or the exercise of other remedies provided in this Agreement and the other Loan Documents, and may implement such Proposed Default Response upon approval of the Required Lenders; PROVIDED, HOWEVER, that (i) in the absence of any pending Proposed Default Response, beginning 30 days after the notice of the Event of Default has been delivered to Lender Parties or was due thereto, the Required Lenders may direct the Administrative Agent to exercise specific remedies under the Loan Documents, and (ii) notwithstanding anything to the contrary contained herein, at all times the Administrative Agent shall be permitted to exercise such interim remedies (including (A) making protective advances, and (B) appointing a receiver) as the Administrative Agent may determine in good faith to be necessary or appropriate to protect the Collateral.

                  (b) If the Required Lenders do not approve a pending Proposed Default Response within 15 Business Days after submittal, the Proposed Default Response shall be deemed rejected and the Required Lenders shall then be free to direct the Administrative Agent regarding the actions to be taken or not taken in response to the Event of Default, subject to the unanimous approval rights of the Lenders pursuant to Section 8.01.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders (other than Defaulting Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, HOWEVER, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of Advances made on the Closing Date, Section 3.02, (ii) change the designated percentage which constitutes the Required Lenders, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Administrative Agent and the Lender Parties under the Loan Documents, (iv) amend this Section 8.01 or (v) release the Parent Guarantor from the Parent Guaranty or any Operating Subsidiary from the Subsidiary Guaranty, (b) no amendment, waiver or consent shall, unless in writing and signed by two-thirds of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) change the definition of the Borrowing Base Amount, (ii) make changes to Section 5.05(b), (c) and (d), (iii) make changes to Section 2.05(b) and (iv) release any individual Borrowing Base Property in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any individual Borrowing Base Property in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Administrative Agent and the Lender Parties



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under the Loan Documents and (c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Revolving Credit Facility and that is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or amend Section 2.12 so as to subject such Lender to additional Obligations,
(ii) reduce the principal of, or interest or interest rate on, the Advances payable to such Lender or any fees or other amounts payable to such Lender,
(iii) postpone any date scheduled for any payment of principal of, or interest on, the Advances payable to such Lender pursuant to Section 2.03 or Section 2.06 or any date fixed for payment of fees or other amounts payable to such Lender or
(iv) change the order of application of any prepayment set forth in Section 2.05 in any manner that materially adversely affects such Lender; PROVIDED FURTHER that, in addition to the Lenders required above to take such action, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent, the Lead Arranger, the Syndication Agent or the Documentation Agent under this Agreement or the other Loan Documents, unless in writing and signed by each such party that is directly affected by such amendment, waiver or consent.

                  SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered by an overnight courier of nationally recognized standing, if to the Borrower or any other Loan Party, at the address of the Borrower at 501 East Camino Real, Boca Raton, Florida 33432, Attention:
Chief Financial Officer, telecopier number (561) 447-5315; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on SCHEDULE I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, at its address at 60 Wall Street, New York, New York 10005, Attention: Linda Wang, telecopier number (646) 324-7450; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the overnight courier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. COSTS AND EXPENSES. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent, the Lead Arranger, the Syndication Agent and the Documentation Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each of the Administrative Agent, the Lead Arranger, the Syndication Agent and the Documentation Agent with respect thereto, with respect to advising the Administrative Agent, the Lead Arranger, the Syndication Agent and the Documentation Agent as to their respective rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or



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any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Secured Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Secured Parties with respect thereto).

                  (b) (i) To the fullest extent permitted by applicable law, the Loan Parties agree, jointly and severally, to indemnify and hold harmless each of the Secured Parties and the affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws) of each of the Secured Parties (collectively, the "INDEMNIFIED PARTIES"), from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation in which any of the Indemnified Parties is a party) and including, without limitation, any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, resulting from any negligent act or omission of any of the Indemnified Parties), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (A) the Transaction, (B) the Transaction Documents, (C) the Fee Letter, or (D) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from any filing with any governmental agency or similar statements or omissions in or from any information furnished by the Parent Guarantor or any of its Subsidiaries or Affiliates to any of the Indemnified Parties or any other person in connection with the Transaction or the Transaction Documents; PROVIDED, HOWEVER, that such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of any of the Indemnified Parties. The indemnification provisions contained in this
Section 8.04(b) shall be in addition to any liability which any Loan Party may have to the Indemnified Parties. If any action, suit, proceeding or investigation is commenced, as to which any of the Indemnified Parties proposes to demand indemnification, it shall notify the Borrower with reasonable promptness; PROVIDED, HOWEVER, that any failure by any of the Indemnified Parties to so notify the Borrower shall not relieve the Borrower or any other Loan Party from its obligations hereunder. Each of the Administrative Agent and Lead Arranger, on behalf of the Indemnified Parties, shall have the right to retain counsel of its choice to represent the Indemnified Parties, and the Borrower shall, or shall cause the other Loan Parties, jointly and severally to pay, the fees, expenses and disbursement of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Borrower and the other Loan Parties and any counsel designated by the Borrower or the other Loan Parties. The Borrower and the Loan Parties shall be jointly and severally liable for any settlement of any claim against any of the Indemnified Parties made with the Borrower's written consent, which consent shall not be unreasonably withheld. Without the prior written consent of the Administrative Agent and the Lead Arranger, the Borrower shall not, and shall not permit any of the other Loan Parties to, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to each of the Indemnified Parties of an unconditional and irrevocable release from all liability in respect of such claim. No party hereto liable for any damages hereunder to any other party shall ever be liable for any special, indirect or consequential damages or, to the fullest extent that a claim for punitive damages may lawfully be waived, for any punitive damages on any claim (whether founded in contract, tort, legal duty or any other theory of liability) arising from or related in any manner to the Loan Documents or the negotiation, execution, administration, performance, breach or enforcement of the Loan Documents or any amendment thereto or the consummation of, or any failure to consummate, the Transaction or any act, omission, breach or wrongful conduct in any manner related thereto.

                  (ii) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to the indemnification provisions of this Section 8.04(b) is made but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Borrower and other Loan Parties, if any, on the one hand, and the Indemnified Parties, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the Indemnified Parties may be subject in accordance with the relative benefits received by the Borrower and the other Loan Parties, on the one hand, and the Indemnified Parties, on the other hand, and also the relative fault of the Borrower and the other Loan Parties, on the one hand, and the Indemnified Parties, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any other person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, none of the Indemnified Parties shall be obligated to contribute any amount hereunder that exceeds the amount of fees (but not interest) previously received by such Indemnified Party pursuant to the Transaction Documents.

                  (iii) This Agreement does not create, and shall not be construed as creating, any rights enforceable by a person or entity not a party hereto, except as provided in this Section 8.04(b). The Borrower, on behalf of itself and each other Loan Party, acknowledges and agrees that: (A) none of the Secured Parties is, nor shall any one of them be construed as, a fiduciary or agent of any Loan Party or any other person and shall have no duties or liabilities to any such person's equity holders or creditors by virtue of this Agreement, which is hereby expressly waived, and none of the Administrative Agent, the Lead Arranger, the Syndication Agent or the Documentation Agent has been retained to advise or has advised the Borrower regarding the wisdom, prudence or advisability of entering into this Agreement or consummating the Transaction; (B) none of the Secured Parties shall have any liability (including, without limitation, liability for any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements resulting from any negligent act or omission of any of them) (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any other Loan Party (including, without limitation, their respective equity holders and creditors) or any other person for or in connection with this Agreement or the Transaction, except that a claim in contract for actual direct damages directly and proximately caused by a breach of any contractual obligation expressly set forth in any written agreement signed by the party against which enforcement of such claim is sought shall not be impaired hereby; and (C) each of the Administrative Agent, the Lead Arranger, the Syndication Agent and the Documentation Agent was induced to enter into this Agreement by, INTER ALIA, this Article VIII.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of an assignment in connection with a syndication of the Facility during the period from the Closing Date to the earlier of (x) three months from such Date and (y) the completion of syndication of the Facility (as shall be specified by the Administrative Agent in a written notice to the Borrower), a payment or Conversion pursuant to Section 2.05, 2.08(b)(i) or 2.09(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.09 and 2.11 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 8.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have. Notwithstanding anything in the foregoing to the contrary, no Lender Party shall exercise any right of set-off against any Loan Party with respect to the Borrower's Obligations under the Loan Documents without the prior written consent of the Administrative Agent if the exercise of such right could limit or adversely affect the remedies available to the Lender Parties or restrict the order of the exercise of such remedies under any law applicable to the parties or to the exercise of any such remedies. If any Lender Party shall receive any payment or proceeds from any Loan Party in respect of the Obligations, such Person shall immediately pay such amounts to the Administrative Agent for distribution to the other Lender Parties in accordance with this Agreement and the other Loan Documents. In the event that any such Lender Party improperly exercises any right of set-off in violation of the terms of this Agreement, then such Person shall indemnify, defend and hold harmless the Administrative Agent and each of the other Persons among the Lender Parties from any loss or injury that may result from such Person's exercise of its right of set-off.

                  SECTION 8.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 8.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 and shall be in an integral multiple of $500,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or the Issuing Bank hereunder and (y) the Lender or the Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or the Issuing Bank's rights and obligations under this Agreement, such Lender or the Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirms to and agrees with each other and the other parties thereto and hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or the Issuing Bank, as the case may be.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under the Facility of, and principal amount of the Advances owing under the Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and the Secured Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with the Note or Notes requested by the Assignee subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

                  (f) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any Person other than any Loan Party or any of its Subsidiaries or Affiliates; PROVIDED, HOWEVER, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of such Advances and such Note for all purposes of this Agreement, (iv) the Borrower and the Secured Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (i) The Issuing Bank may assign to an Eligible Assignee not less than all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; PROVIDED, HOWEVER, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.00.

                  (j) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. None of the Issuing Bank or any Lender or any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 8.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.09. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.10. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR

PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS OR THE MATTERS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY MATTERS RELATED TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                                   ARTICLE IX
                           L/C CASH COLLATERAL ACCOUNT

                  SECTION 9.01. CASH COLLATERAL ACCOUNT. (a) GRANT OF SECURITY. The Borrower hereby pledges to the Administrative Agent, as collateral agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, as collateral agent for the ratable benefit of the Secured Parties, a security interest in, the Borrower's right, title and interest in and to the L/C Cash Collateral Account and all (i) funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account, (ii) and all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent, as collateral agent for or on behalf of the Borrower, in substitution for or in addition to any or all of the then existing L/C Account Collateral and (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing L/C Account Collateral, in each of the cases set forth in clauses (i), (ii) and (iii) above, whether now owned or hereafter acquired by the Borrower, wherever located, and whether now or hereafter existing or arising (all of the foregoing, collectively, the "L/C ACCOUNT COLLATERAL").

                  (b) MAINTAINING THE L/C ACCOUNT COLLATERAL. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment:

                  (i) the Borrower will maintain all L/C Account Collateral only with the Administrative Agent, as collateral agent; and

                  (ii) the Administrative Agent shall have sole right to direct the disposition of funds with respect to the L/C Cash Collateral Account subject to the provisions of this Agreement, and it shall be a term and condition of such L/C Cash Collateral Account, that except as otherwise provided herein, notwithstanding any term or condition to the contrary in any other agreement relating to the L/C Cash Collateral Account, as the case may be, that no amount (including, without limitation, interest on Cash Equivalents credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the L/C Cash Collateral Account; and

                  (iii) the Administrative Agent may (with the consent of the Required Lenders), at any time and without notice to, or consent from, the Borrower, transfer, or direct the transfer of, funds from the L/C Account Collateral to satisfy the Borrower's Obligations under the Loan Documents if an Event of Default shall have occurred and be continuing.

                  (c) INVESTING OF AMOUNTS IN THE L/C CASH COLLATERAL ACCOUNT. The Administrative Agent will, from time to time invest (i)(A) amounts received with respect to the L/C Cash Collateral Account in such Cash Equivalents credited to the L/C Cash Collateral Account as the Borrower may select and the Administrative Agent, as collateral agent, may approve in its reasonable discretion, and (B) interest paid on the Cash Equivalents referred to in clause
(i)(A) above, and (ii) reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the L/C Cash Collateral Account. In addition, the Administrative Agent shall have the right at any time to exchange such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the L/C Cash Collateral Account.

                  (d) RELEASE OF AMOUNTS. So long as no Default under the Credit Agreement shall have occurred and be continuing, the Administrative Agent will pay and release to the Borrower or at its order or, at the request of the Borrower, to the Administrative Agent to be applied to the Obligations of the Borrower under the Loan Documents such amount, if any, as is then on deposit in the L/C Cash Collateral Account.

                  (e) REMEDIES. Upon the occurrence and during the continuance of any Event of Default, in addition to the rights and remedies available pursuant to Article VI hereof and under the other Collateral Documents, (i) the Administrative Agent may exercise in respect of the L/C Account Collateral all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected L/C Account Collateral), and (ii) the Administrative Agent may, without notice to the Borrower, except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations of the Borrower under the Loan Documents against any funds held with respect to the L/C Account Collateral or in any other deposit account.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       BOCA RESORTS HOTEL CORPORATION,
                                       as Borrower


                                       By: /s/ Wayne More
                                           -------------------------------------
                                               Wayne Moor, Vice President



                                      By: /s/ Richard L. Handley
                                          --------------------------------------
                                              Richard L. Handley, Vice President

                                       DEUTSCHE BANK TRUST COMPANY
                                       AMERICAS, as Initial
                                       Issuing Bank,
                                       Administrative Agent and
                                       Initial Lender


                                       By: /s/ Linda Wang
                                           -------------------------------------
                                           Name:  Linda Wang
                                           Title: Vice President

                                       FLEET NATIONAL BANK,
                                       as Syndication Agent and Initial Lender


                                       By: /s/ Lori Y. Litow
                                           -------------------------------------
                                           Name:  Lori Y. Litow
                                           Title: Director

                                       THE BANK OF NOVA SCOTIA,
                                       NEW YORK AGENCY,
                                       as Documentation Agent and Initial Lender


                                       By: /s/ Bruce G. Ferunson
                                           -------------------------------------
                                           Name:  Bruce G. Ferguson
                                           Title: Managing Director

                                       BEAR STEARNS CORPORATE LENDING INC.,
                                       as Initial Lender


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       COMERICA BANK,
                                       as Initial Lender


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       WACHOVIA BANK, N.A.,
                                       as Initial Lender


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       SOUTHTRUST BANK, an Alabama banking
                                       corporation, as Initial Lender


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: